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Exhibit 4.1

EXECUTION COPY

LINENS 'N THINGS, INC.

LINENS 'N THINGS CENTER, INC.

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

SENIOR SECURED FLOATING RATE NOTES DUE 2014

INDENTURE

Dated as of February 14, 2006

The Bank of New York

Trustee

[CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.03; 7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	10.03
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.03
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*
This Cross Reference Table is not part of this Indenture.]

i

Section 13.06	Rules by Trustee and Agents	100
Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders	100
Section 13.08	Governing Law	101
Section 13.09	No Adverse Interpretation of Other Agreements	101
Section 13.10	Successors	101
Section 13.11	Severability	101
Section 13.12	Counterpart Originals	101
Section 13.13	Table of Contents, Headings, etc	101
Section 13.14	Waiver of Jury Trial	101
EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS

        INDENTURE dated as of February 14, 2006 among Linens 'n Things, Inc., a Delaware corporation (the "Company"), Linens 'n Things Center, Inc., a California corporation ("Co-Issuer" and, together with the Company, the "Issuers"), the Guarantors (as defined) and The Bank of New York, as trustee.

        The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Senior Secured Floating Rate Notes due 2014 (the "Notes"):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Accounts" means all now present and future "accounts" and "payment intangibles" (in each case, as defined in Article 9 of the UCC).

        "Acquired Debt" means Indebtedness (i) of a Person or any of their respective Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Debt shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Acquisition Agreement" means the Agreement and Plan of Merger among Linens Merger Sub Co., Linens Holding Co. and Linens 'n Things, Inc., dated as of November 8, 2005, as the same may be amended, modified or supplemented from time to time.

        "Additional Interest" means all Additional Interest then owing pursuant to the Registration Rights Agreement.

        "Additional Notes" means additional Notes (other than (x) the Initial Notes, (y) any Exchange Note or (z) any Note issued pursuant to Sections 2.06(a), (c), (e) or (f), Section 2.07 or Section 2.10 hereof) issued under this Indenture in accordance with Sections 2.01, 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Eurodollar Rate" means, for each quarterly period during which any note is outstanding subsequent to the initial quarterly period, 562.5 basis points over the rate per annum determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the offered rates for deposits in U.S. dollars for a period of three months that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such quarterly period; provided, however, that (i) if no comparable term for a quarterly period is available, the Applicable Eurodollar Rate for the relevant quarterly period shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such quarterly period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Applicable Eurodollar Rate" shall mean, with respect to each day during the relevant quarterly period, the rate per annum equal to the rate at which Bear, Stearns & Co. Inc. or one of its affiliate banks is offered deposits in U.S. dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such quarterly period in the London interbank market for delivery on the first day of such quarterly period for a period of three months, in amounts equal to $1.0 million. Notwithstanding the foregoing, the Applicable Eurodollar Rate for the initial quarterly period shall be 10.34500%.

        "Applicable Premium" means, as determined by the Company, with respect to a note at any redemption date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such note at January 15, 2008 (such redemption price as set forth in Section 3.07(c) hereof) plus (2) all required interest payments due on such note through January 15, 2008 assuming that the rate of interest is the rate of interest in effect on the date the notice of redemption is given, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its respective Restricted Subsidiaries taken as a whole will be governed by Section 4.15 of this Indenture or Article V of this Indenture; and

  (2)
  the issuance or sale of Equity Interests in any of the Issuers' Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

  (2)
  a transfer of assets between or among the Issuers and their respective Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the sale or lease of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete (or otherwise unsuitable for use in connection with the business of the Company and their respective Restricted Subsidiaries) assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment that does not violate Section 4.07 of this Indenture or is a Permitted Investment;

  (7)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (8)
  the granting of a Lien permitted by this Indenture;

  (9)
  the unwinding of any Hedging Obligations;

  (10)
  licenses, leases or subleases of property in the ordinary course of business which do not materially interfere with the business of the Company and their respective Restricted Subsidiaries;

  (11)
  the sale or other disposition of Equity Interests of or any Investment in an Unrestricted Subsidiary;

  (12)
  (i) a sale and leaseback transaction relating to a retail store acquired, constructed or developed by any of the Issuers' or their respective Restricted Subsidiaries after the Closing Date entered into within 18 months of the date of consummation of the acquisition or completion of the construction or development, as the case may be, or (ii) a sale and leaseback transaction relating to the Company's corporate headquarters located at 6 Brighton Road, Clifton, New Jersey 07015; and

  (13)
  the sale of Permitted Investments (other than sales of Capital Stock of any of the Issuers' Restricted Subsidiaries) made by the Issuers or any Restricted Subsidiary after the Closing Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Company.

        "Asset Sale Offer" has the meaning set forth in Section 4.10(d).

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; (iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date of determination, an amount equal to:

  (1)
  85% of the face amount of all Receivables owned by the Issuers and their respective Restricted Subsidiaries as reported in accordance with GAAP on the Issuers' consolidated balance sheet (or notes thereto) as of the end of the most recent fiscal quarter preceding such determination date for which financial statements are available, excluding Receivables that were more than 90 days past due as of such balance sheet date; plus

  (2)
  75% of the book value of all Inventory owned by the Issuers and their respective Restricted Subsidiaries as reported in accordance with GAAP on the Issuers' consolidated balance sheet (or notes thereto) as of the end of the most recent fiscal quarter preceding such determination date for which financial statements are available;

it being understood that the Receivables and Inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Canadian" means as to any Person, a Person that is created or organized under the laws of Canada or a Province or territory of Canada.

        "Canadian Collateral" means the assets of Linens 'n Things Canada Corp. and Canadian Subsidiaries of the Parent covered by one or more Security Documents (as defined in the Revolving Credit Agreement) and any other assets of Linens 'n Things Canada Corp. or Canadian Subsidiaries of Linens Holding Co., real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Canadian Revolving Credit Collateral Agent (as defined in the Intercreditor Agreement) and all or some of the other Revolving Credit Claimholders.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Capital Stock Collateral" means all of the following property of the Company and each Grantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

  (1)
  all of the Capital Stock in the Company and its Domestic Subsidiaries (including, without limitation, Bloomington MN., L.T., Inc., LNT, Inc., LNT Services, Inc., LNT West, Inc., Vendor Finance, LLC, LNT Leasing II, LLC, LNT Leasing III, LLC, LNT Virginia LLC, LNT Merchandising Company LLC and Citadel LNT, LLC);

  (2)
  65% of the Capital Stock of the Foreign Subsidiaries owned directly by the Parent or its Domestic Subsidiaries;

  (3)
  Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

  (4)
  substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to any Credit Facility or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; and

  (6)
  investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Cash Management Obligations" means all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of the Issuers or any of their respective Subsidiaries arising out of any cash management, clearing house, wire transfer, depository or investment services provided by any lender under any Credit Facility or an Affiliate of such lender.

        "Cash Proceeds" means all Proceeds of any Collateral received by any Grantor consisting of cash and Cash Equivalents.

        "Casualty Event" means any taking under power of eminent domain or similar proceeding and any insured loss (excluding business interruption), in each case relating to property or other assets that constitute Note Lien Collateral.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Parent and their respective Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Sponsor or a Related Party of a Sponsor; provided that the transfer of 100% of the Voting Stock of the Company or the Parent to a Person that has an ownership structure identical to that of the Company or the Parent, as the case may be, prior to such transfer, such that the Company or the Parent, as the case may be, becomes a wholly owned Subsidiary of such Person, shall not be treated as a Change of Control for purposes of this Indenture;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  after an initial public offering of the Company or the Parent, the first day on which a majority of the members of the Board of Directors of the Company or the Parent are not Continuing Directors;

  (4)
  prior to an initial public offering of Common Stock of the Company or the Parent, (A) the Sponsors or their Related Persons cease to be the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or the Parent, including, without limitation, as a result of the issuance of securities of the Company or the Parent, any merger, consolidation, liquidation or dissolution of the Company or the Parent, any direct or indirect transfer of securities by any Sponsor or Related Party or otherwise and (B) the Sponsors or their Related Parties do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or the Parent; or

  (5)
  on or subsequent to an initial public offering of Common Stock of the Company or the Parent, any event occurs the result of which is that (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Sponsors or their Related Parties, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or the Parent and (B) the Sponsors and their Related Parties Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or the Parent, as the case may be, (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or the Parent or such successor.

        "Chattel Paper" means all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper," as each term is defined in Article 9 of the UCC.

        "Clearstream" means Clearstream Banking, S.A.

        "Closing Date" means February 14, 2006.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Note Lien Collateral or Revolving Credit Collateral.

        "Collateral Agent" means:

          (1)   with respect to holders of Note Lien Obligations, the Note Lien Collateral Agent, and

          (2)   with respect to holders of Revolving Credit Obligations, the Revolving Credit Collateral Agent.

        "Collateral Class," as used with respect to Collateral, means the Note Lien Collateral or the Revolving Credit Collateral, as applicable.

        "Collateral Records" means all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

        "Collateral Sale Offer" has the meaning set forth in Section 4.10(d).

        "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

        "Commercial Tort Claims" means all "commercial tort claims" as defined in Article 9 of the UCC.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and their respective Restricted Subsidiaries for such period and any applicable franchise or property taxes (calculated in each case based on income) to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  the Fixed Charges of such Person and their respective Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  the amount of any restructuring charges or reserves (which for the avoidance of doubt, shall include without limitation retention, escheat, severance, relocation, excess pension charges, contract termination costs, including future lease commitments) deducted in such period in computing Consolidated Net Income (excluding any such items to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); plus

  (4)
  cash received pursuant to tenant allowances from landlords; plus

  (5)
  for any quarter in the period beginning October 3, 2004 and ending December 31, 2005, all adjustments to net income (or loss) used in connection with the calculation of "Adjusted EBITDA" for the 52 weeks ended October 1, 2005 (as set forth in the Offering Memorandum under Note (3) to the section entitled "Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial and Operating Data") to the extent such adjustments are not fully reflected in the period being measured and continue to be applicable to such Person; plus

  (6)
  depreciation, amortization (including amortization of intangibles and any amortization of straight line rent expense in excess of cash rent expense but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the write-off of goodwill or intangibles as a result of impairment, in each case as required by SFAS No. 142 or SFAS No. 144 but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and their respective Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (7)
  annual management fees and fees for financial advisory and investment banking services rendered to the Company and their respective Restricted Subsidiaries in connection with acquisitions, securities offerings and other financings and similar significant corporate transactions in customary and reasonable amounts for such transactions paid to the Sponsors in an aggregate amount not to exceed, during any consecutive 12-month period, $2.0 million to the extent such amount was deducted in computing such Consolidated Net Income; minus

  (8)
  non-cash items increasing such Consolidated Net Income (including the amortization of tenant allowances received) for such period, other than the accrual of revenue in the ordinary course of business; minus

  (9)
  the amount of cash rent expense in excess of amortization of straight line rent expense,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding sentence, clauses (1) and (3) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1) and (3) through (6) are in excess of those necessary to offset a net loss of a Restricted Subsidiary that is not a Guarantor or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and their respective Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that if any such dividend or distribution is actually received it will be included for the purposes of this definition;

  (3)
  any increase in amortization and depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated on or after the Closing Date (including the Transactions) will be excluded;

  (4)
  accruals and reserves that are established within 12 months of the closing of the Transactions and that are required to be established in accordance with GAAP shall be excluded;

  (5)
  the cumulative effect of a change in accounting principles will be excluded;

  (6)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness will be excluded;

  (7)
  non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations will be excluded; and

  (8)
  any fees, expenses and charges relating to the Transactions up to an aggregate of $81.0 million will be excluded (whenever paid).

        "Consolidated Net Tangible Assets" of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person's Subsidiaries, less (without duplication) (i) the net book value of all of its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles shown on the balance sheet of the Company and their respective Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, (ii) unamortized Indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and all other proper reserves related to assets which in accordance with GAAP have been provided by such Person and (iv) all current liabilities.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the Closing Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Copyright Licenses" means any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Copyrights (whether the applicable Grantor is licensee or licensor thereunder).

        "Copyrights" means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

        "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Card Processing Accounts" means any accounts which are not Deposit Accounts or Securities Accounts and which are maintained by or with a person which conducts the processing of credit card payments for any of the Grantors, including all amounts reflecting any reserves or other amounts owing to any of the Grantors and which may be maintained by such processors pursuant to the respective card processing agreements.

        "Credit Card Receivables" shall mean, collectively, all present and future rights of the Grantors to payment from (a) any major credit card issuer or major credit card processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, (b) any major credit card issuer or major credit card processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any major credit card issuer or major credit card processor under the Credit Card Agreements (as defined in the Revolving Credit Agreement) or otherwise and (c) Private Label Credit Cards (as defined in the Revolving Credit Agreement).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Custodian" means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Deposit Accounts" means all "deposit accounts" as defined in Article 9 of the UCC of any applicable jurisdiction and, in any event including any demand, time, savings, passbook or like account maintained with a depositary institution.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such provisions are not more favorable to the holders of such Capital Stock than the provisions in Sections 4.10 and 4.15 of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and their respective Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Documents" means all "documents" as defined in Article 9 of the UCC.

        "Domestic Subsidiary" means any Restricted Subsidiary of Linens 'n Things, Inc. that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equipment" means: (i) all "equipment" (as defined in Article 9 of the UCC), (ii) all trade-fixtures, sales displays, lighting, shelving, signage and "fixtures" (as defined in Article 9 of the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located and whether now or hereafter existing.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies, other than: (a) public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8 or (b) an issuance to any Subsidiary of the Company.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Assets" means any of the following property to the extent that and for as long as such grant of a security interest therein:

  (1)
  is prohibited by any Requirement of Law; provided that (a) such property shall cease to be an Excluded Asset immediately and automatically (without need for any further grant or act) at such time as the condition described in this clause (1) ceases to exist and (b) to the extent severable, all such rights that are not subject to the applicable condition described in clause (1) in respect of such property shall not constitute an Excluded Asset;

  (2)
  requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained;

  (3)
  constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder; provided that such lease, license, contract, property right or agreement will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as the grant of a Lien under the security documents no longer constitutes or results in a breach, termination or default under any lease, license, contract, property right or agreement;

  (4)
  is in any other property or assets (other than Intellectual Property) in which a Lien cannot be perfected either automatically or by the filing of a financing statement under the UCC of the relevant jurisdiction, so long as the aggregate fair market value of all such property and assets does not at any one time exceed $5.0 million; and

  (5)
  any "intent-to-use" applications for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051(b), unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been properly filed and finally accepted by the Patent and Trademark Office, to the extent that any assignment of an "intent-to-use" application prior to such filing would violate the Lanham Act, whereupon such application shall be automatically subject to the security interest granted to secure the obligations under the Notes, and will be deemed to be included in the collateral.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the relevant Issuer or Restricted Subsidiary, which determination shall be conclusive (unless otherwise provided in this Indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of their respective Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of their respective Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of their respective Restricted Subsidiaries acquired by the specified Person or any of their respective Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of their respective Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and their respective Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs; plus

  (2)
  the consolidated interest expense of such Person and their respective Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is guaranteed by such Person or one of their respective Restricted Subsidiaries or secured by a Lien on assets of such Person or one of their respective Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of their respective Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to any of the Issuers of their respective Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "General Intangibles" means all "general intangibles" as defined in Article 9 of the UCC.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

        "Grantors" means Parent, the Issuers, Linens 'n Things Canada Corp, each Guarantor and each other Person that has or may from time to time execute and deliver a Security Document (as defined in the Revolving Credit Agreement) or a Note Lien Security Document or as a Person granting a Lien or other interest in its property to secure any of the Obligations.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

  (1)
  Linens Holding Co., Bloomington MN., L.T., Inc., LNT, Inc., LNT Services, Inc., LNT West, Inc., Vendor Finance, LLC, LNT Leasing II, LLC, LNT Leasing III, LLC, LNT Virginia LLC, LNT Merchandising Company LLC and Citadel LNT, LLC; and

  (2)
  any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

        "Hedge Agreements" means any:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any Hedge Agreement.

        "Holder" means the Person in whose name a Note is registered on the Registrar's books.

        "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Issuers.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of banker's acceptances or letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon);

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

        if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of the Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means (i) the first $650,000,000 aggregate principal amount of Notes issued under this Indenture on the Closing Date, (ii) any Exchange Note, and (iii) any Note issued pursuant to Sections 2.06(a), (c), (e) or (f), Section 2.07 or Section 2.10 hereof.

        "Initial Purchasers" means Bear, Stearns & Co. Inc. and UBS Securities LLC.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

        "insolvency or liquidation proceeding" means:

  (1)
  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any of the Issuers or any Guarantor;

  (2)
  any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any of the Issuers or any Guarantor or with respect to a material portion of their respective assets;

  (3)
  any liquidation, dissolution, reorganization or winding up of any of the Issuers or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

  (4)
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Issuers or any Guarantor.

        "Instruments" means all "instruments" as defined in Article 9 of the UCC.

        "Intellectual Property" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, among the Issuers, the Guarantors, the Revolving Credit Collateral Agent, the Note Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

        "Intercompany Notes of Subsidiaries" means all indebtedness owing by any of the Company's Subsidiaries to the Company or any of the Company's other Subsidiaries, whether or not represented by a note or an agreement.

        "Inventory" mean all present and future "inventory" (as defined in Article 9 of the UCC) and, in any event, includes, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; the purchaser's interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title) and all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

        "Investment Property" means the collective reference to all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Equity Interests).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuers' Investments in such Person that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.07 of this Indenture. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 4.07 of this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Junior Lien" means:

  (1)
  with respect to Note Lien Collateral, the Revolving Credit Liens; and

  (2)
  with respect to Revolving Credit Collateral, the Note Liens.

        "Letter of Credit Right" means "letter-of-credit right" as defined in Article 9 of the UCC.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Lien Sharing and Priority Confirmation" means the written agreement of the holders of any Series of Note Lien Debt, as set forth in the indentures, credit agreement or other agreement governing such Series of Note Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Note Lien Debt, each existing and future Note Lien Representative and each existing and future holder of "Permitted Liens" (as defined in this Indenture):

  (1)
  that all Note Lien Obligations will be and are secured Equally and Ratably by all Note Liens at any time granted by the Company or any other Guarantor to secure any Obligations in respect of such Series of Note Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Note Lien Debt, and that all such Note Liens will be enforceable by the Note Lien Collateral Agent for the benefit of all holders of Note Lien Obligations Equally and Ratably;

  (2)
  that the holders of Obligations in respect of such Series of Note Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Note Liens and the order of application of proceeds from the enforcement of Note Liens;

  (3)
  consenting to and directing the Note Lien Collateral Agent to perform its obligations under the Security Documents; and

  (4)
  consenting to the terms of this Agreement.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgaged Premises" means any real property which shall now or hereafter be subject to a Note Lien Mortgage.

        "Net Available Cash Account" means any Deposit Account or Securities Account established by the Company or any other Grantor in accordance with Section 4.10 of this Indenture and which does not contain proceeds of Inventory, Accounts, Chattel Paper, Instruments, Investment Property (other than Capital Stock Collateral) or General Intangibles and which has been identified in writing to the Revolving Credit Collateral Agent as such at the time that proceeds from any sale of Note Lien Collateral shall be deposited pending final application in accordance with such covenant into which the proceeds from any disposition of Note Lien Collateral shall be deposited pending final application in accordance with such covenant.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any asset sale; or (b) the disposition of any securities by such Person or any of their respective Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of their respective Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by any of the Issuers of their respective Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including, without limitation, relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which none of the Issuers or any of their respective Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of any of the Issuers of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Issuers of their respective Restricted Subsidiaries.

        "Note Capital Stock Collateral" means, except as provided below, all of the following property of the Company and each Grantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

  (1)
  until the Release Date (A) all of the Capital Stock in the Company, Vendor Finance LLC, LNT Virginia LLC, LNT Merchandising Company LLC, Citadel LNT, LLC and the Company's hereafter acquired Domestic Subsidiaries; and (B) 65% of the Capital Stock of the Foreign Subsidiaries owned directly by the Parent or its Domestic Subsidiaries;

  (2)
  Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

  (3)
  substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

        "Note Claimholders" means, at any relevant time, the holders of the Note Obligations, including Holders of Notes and the Note Lien Representatives.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

        "Note Documents" means the Notes, the notations of Note Guarantee, if any, this Indenture and the Registration Rights Agreement.

        "Note Lien" means a Lien granted by a security document to the Note Lien Collateral Agent, at any time, upon any property of the Issuers or any Guarantor to secure Note Lien Obligations.

        "Note Lien Collateral" means all now owned or hereafter acquired by the Issuers and the note guarantors:

  (1)
  any Net Available Cash Account;

  (2)
  Equipment;

  (3)
  Real Estate Assets;

  (4)
  documents of title related to Equipment;

  (5)
  Intellectual Property;

  (6)
  Note Lien General Intangibles;

  (7)
  Note Capital Stock Collateral;

  (8)
  Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

  (9)
  substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term "Note Lien Collateral" shall include Instruments or Chattel Paper to the extent such Instruments or Chattel Paper constitute identifiable proceeds of Note Lien Collateral and other identifiable proceeds (including lease payments under leases of Equipment) of Note Lien Collateral are deposited or held in any such Deposit Accounts, Credit Card Processing Accounts or Securities Accounts after an Enforcement Notice but shall not, in any event, include the Canadian Collateral and the Excluded Assets.

        "Note Lien Collateral Agent" means The Bank of New York, in its capacity as collateral agent under the Security Agreement, together with its successors in such capacity.

        "Note Lien Debt" means:

  (1)
  the Notes issued on the Closing Date and Notes issued under this Indenture in exchange therefor in accordance with the Registration Rights Agreement, and in each case the Note Guarantees thereof by the Guarantors; and

  (2)
  any other Indebtedness of the Issuers (including Additional Notes) that is secured equally and ratably with the Notes by a Note Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document and the Note Guarantees thereof by the Guarantors; provided that:

  (a)
  the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire other Note Lien Debt; or

  (b)
  on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the aggregate principal amount of Note Lien Debt outstanding does not exceed $725.0 million;

provided further, in the case of any Indebtedness referred to in clause (2) of this definition:

    (i)
    on or before the date on which such Indebtedness is incurred by the Issuers, such Indebtedness is designated by the Issuers in an Officer's Certificate delivered to each Note Lien Representative the Note Lien Collateral Agent and the Credit Facility Collateral Agent, as "Note Lien Debt" for the purposes of this Indenture and the

      Intercreditor Agreement; provided that no Series of Secured Debt may be designated as both Note Lien Debt and Revolving Credit Obligations;

    (ii)
    such Indebtedness is governed by an Indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

    (iii)
    all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Note Lien Collateral Agent's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Issuers delivers to the Note Lien Collateral Agent and the Credit Facility Collateral Agent an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Note Lien Debt").

        "Note Lien Default" means an "Event of Default" (as defined in any of the Note Documents), which is no longer subject to any applicable cure or notice period.

        "Note Lien Documents" means, collectively, the Note Documents, this Indenture, credit agreement or other agreement governing each other Series of Note Lien Debt, and the Note Lien Security Documents.

        "Note Lien General Intangibles" means all General Intangibles pertaining to the other items of property included within clauses (2), (3), (4), (5) and (7) of the definition of Note Lien Collateral, including, without limitation, all contingent rights with respect to warranties on Equipment.

        "Note Lien Mortgages" means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Lien Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

        "Note Lien Obligations" means Note Lien Debt and all other Obligations in respect thereof.

        "Note Lien Representative" means:

  (1)
  in the case of each Series of the Notes, the Note Lien Collateral Agent; or

  (2)
  in the case of any other Series of Note Lien Debt, the Trustee, agent or representative of the holders of such Series of Note Lien Debt who maintains the transfer register for such Series of Note Lien Debt and is appointed as a Note Lien Representative (for purposes related to the administration of the Security Documents) pursuant to an indenture, credit agreement or other agreement governing such Series of Note Lien Debt, together with its successors in such capacity.

        "Note Lien Security Documents" means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation with respect to Note Lien Obligations, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements. control agreements or other grants or transfers for security executed and delivered by the Issuers or any Guarantor creating (or purporting to create) a Note Lien upon Collateral in favor of the Note Lien Collateral Agent to secure Note Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Intercreditor Agreement.

        "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

        "Note Secured Party" means the Trustee and the Holders (together with any other holders of Note Lien Obligations).

        "Obligations" means all obligations of every nature of each Grantor from time to time owed to any agent or Trustee, the Revolving Credit Claimholders, the Note Claimholders or any of them or their respective Affiliates, in each case under the Revolving Credit Loan Documents or the Note Lien Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

        "Offering Memorandum" means the Offering Memorandum, dated February 8, 2006, with respect to the Notes.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of an Issuer. "Officer" of a Guarantor has a correlative meaning.

        "Officer's Certificate" means a certificate signed by an Officer as provided in Section 13.05 hereof.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or to a Guarantor.

        "Other Real Estate" means any Real Estate Asset which is not Mortgaged Premises.

        "Parent" means Linens Holding Co, a Delaware corporation.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Patent Licenses" means all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder).

        "Patents" means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

        "Payment Intangibles" means all "payment intangibles" as defined in Article 9 of the UCC.

        "Permitted Business" means any business which is the same as or related, ancillary or complementary to, or a reasonable extension, development or expansion of, any of the businesses of the Issuers and their respective Restricted Subsidiaries on the Closing Date.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by any of the Issuers or their respective Restricted Subsidiaries in a Person (and any Investment held by such Person), if as a result of such Investment:

  •
  such Person becomes a Restricted Subsidiary of the Issuers; or

  •
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any of the Issuers or their respective Restricted Subsidiaries;

  (4)
  any Investment existing on or made prior to the Closing Date;

  (5)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

  (6)
  any acquisition of assets or Capital Stock solely in exchange for, or for the net cash proceeds of, the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (7)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any of the Issuers of their respective Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

  (8)
  Investments represented by Hedging Obligations;

  (9)
  endorsements of negotiable instruments and documents in the ordinary course of business;

  (10)
  pledges or deposits permitted under clause (12) of the definition of Permitted Liens;

  (11)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (12)
  receivables owing to the Issuers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Issuers or such Restricted Subsidiary deems reasonable under the circumstances;

  (13)
  loans or advances to employees made in the ordinary course of business of any of the Issuers or their respective Restricted Subsidiaries in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

  (14)
  repurchases of the Notes; and

  (15)
  other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at any one time outstanding not to exceed $35.0 million.

        "Permitted Liens" means:

  (1)
  Liens on Collateral held by the Note Lien Collateral Agent equally and ratably securing (a) the Notes to be issued on the Closing Date and all related Note Lien Obligations and (b) all other Note Lien Debt, subject to the limits thereon set forth in the definition thereof, and all related Note Lien Obligations;

  (2)
  Liens on Collateral and Liens on other Excluded Assets to the extent such Excluded Assets would not constitute Note Lien Collateral if not classified as Excluded Assets, in each case held by the Credit Facility Collateral Agent securing Revolving Credit Obligations; provided that:

    (a)
    without otherwise limiting the amount secured by such Liens insofar as they attach to any property other than Revolving Credit Collateral or secure Revolving Credit Obligations that are not Indebtedness, such Liens shall not be permitted to the extent such Liens secure the amount by which the aggregate principal amount of all Indebtedness (including all fixed and contingent reimbursement obligations in respect of letters of credit but excluding Hedging Obligations and Cash Management Obligations) secured by such Liens insofar as they attach to Revolving Credit Collateral exceeds the Revolving Credit Facility Debt Cap; and

    (b)
    all such Liens on Collateral are subject to the Intercreditor Agreement;
  (3)
  Liens in favor of the Issuers or the Guarantors;

  (4)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any of the Issuers of their respective Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer or Subsidiary;

  (5)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by any of the Issuers of their respective Subsidiaries; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (6)
  Liens or deposits to secure the performance by a Person under workers' compensation laws, unemployment insurance laws or other statutory obligations, surety or appeal bonds, performance bonds or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for import or custom duties or other obligations of a like nature, in each case incurred in the ordinary course of business;

  (7)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;

  (8)
  Liens existing on the Closing Date;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (10)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens;

  (11)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (12)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuers or any of their respective Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Issuers or any Restricted Subsidiary to provide collateral to the depository institution;

  (13)
  Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

  (14)
  purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

  (15)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (16)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (17)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation; and

  (18)
  Liens incurred with respect to obligations that do not exceed $30.0 million at any one time outstanding.

        "Permitted Payments to Parent" means, without duplication as to amounts:

  (1)
  payments to the Parent to permit the Parent to pay reasonable accounting, legal and administrative expenses of the Parent when due, in an aggregate amount not to exceed $3.0 million per annum;

  (2)
  for so long as the Company is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in respect of an allocable portion of the tax liabilities of such group, including estimated taxes, that is attributable to the Company and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest and estimated taxes) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carry-overs and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of the Parent's receipt of such Tax Payments or refunded to the Company and any refund received by Parent in respect of Tax Payments shall be refunded to Linens 'n Things, Inc.; and

  (3)
  fees and expenses related to any equity offering or other financing of any direct or indirect parent of the Company

        "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of any of the Issuers of their respective Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by the Issuers or the Restricted Subsidiaries who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.]

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Primary Real Estate Asset" means Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

        "principal" of a Note means the principal of the Note payable on the Note which is due or overdue or is to become due at the relevant time.

        "Priority Liens" means:

  (1)
  with respect to Note Lien Collateral, the Note Liens; and

  (2)
  with respect to Revolving Credit Collateral, the Revolving Credit Liens.

        "Priority Lien Collateral Agent" means, with respect to any Collateral and the Priority Liens thereon, the Note Lien Collateral Agent or the Revolving Credit Collateral Agent, as applicable, on behalf of the holders of the Priority Liens thereon.

        "Priority Lien Debt" means:

  (1)
  with respect to Priority Liens on Note Lien Collateral, the Note Lien Debt; and

  (2)
  with respect to Priority Liens on Revolving Credit Collateral, the Revolving Credit Obligations.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Proceeds" shall mean all "proceeds" as defined in Article 9 of the UCC including, in any event all dividends, returns of capital and other distributions from Investment Property and all collection thereon and payments with respect thereto.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

        "Receivable" means any right to payment, whether or not arising in connection with goods sold or leased or for services rendered and including any right to payment arising out of the use of a credit or charge card, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts); provided that, for purposes of the definitions of "Receivables Entity," "Receivables Financing" and "Receivables Subsidiary," the term "Receivables" shall mean a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

        "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

        "Record" shall have the meaning specified in Article 9 of the UCC.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 14, 2006, among the Initial Purchasers, the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Initial Purchasers, the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes with respect to the registration of such Additional Notes, and any Notes issued in exchange therefor, under the Securities Act.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

        "Related Party" means:

  (1)
  any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Sponsor; or

  (2)
  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Sponsors and/or such other Persons referred to in the immediately preceding clause (1).

        "Release Date" means the earlier of (1) the date on which the Lien on Capital Stock Collateral is released pursuant to this Indenture; or (2) with respect to any Subsidiary of the Company, the date on which the Lien on Capital Stock Collateral relating to such Subsidiary triggers a separate reporting requirement with respect to such Subsidiary pursuant to Rule 3-16 of Regulation S-X.

        "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or two which such Person or any of its property is subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Revolving Credit Agreement" means that certain Revolving Credit Agreement, to be dated the Closing Date, among the Company, Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, Linens Holding Co., the other guarantors party thereto, UBS AG, Stamford Branch, as US Administrative Agent and US Co-Collateral Agent, UBS AG Canada Branch, as Canadian Administrative Agent and Canadian Co-Collateral Agent, Bear Stearns Corporate Lending Inc. as Syndication Agent, Wachovia Bank, National Association, as US Co-Collateral Agent and Wachovia Capital Finance Corporation (Canada) as Canadian Co-Collateral Agent and the lenders party thereto from time to time, providing for up to $600.0 million of revolving credit borrowings (which may increase to up to $700.0 million of revolving credit borrowings), including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Revolving Credit Capital Stock Collateral" means all of the Capital Stock Collateral other than the Note Capital Stock Collateral.

        "Revolving Credit Claimholders" shall have the meaning ascribed to it in the Intercreditor Agreement.

        "Revolving Credit Collateral" means all now owned or hereafter acquired Collateral other than the Note Lien Collateral, including, without limitation:

  (1)
  all Accounts, including, without limitation Credit Card Receivables;

  (2)
  all Chattel Paper;

  (3)
  all Instruments (including Intercompany Notes of Subsidiaries);

  (4)
  all Letter of Credit Rights;

  (5)
  all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account), Credit Card Processing Accounts and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), and all other Investment Property (other than Capital Stock Collateral), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

  (6)
  all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

  (7)
  all General Intangibles (other than Intellectual Property and Note Lien General Intangibles) and all rights under Hedge Agreements;

  (8)
  all Revolving Credit Capital Stock Collateral;

  (9)
  all Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent not primarily related to Note Lien Collateral; and

  (10)
  substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of Note Lien Collateral or other identifiable proceeds of Note Lien Collateral are deposited or held in any such Deposit Accounts, Credit Card Processing Accounts or Securities Accounts after an Enforcement Notice, then (to the extent provided in the Intercreditor Agreement) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Note Lien Collateral.

        "Revolving Credit Collateral Agent" means, at any time, the Person serving at such time as an "Administrative Agent" or a "Collateral Agent" (including as a "Co-Collateral Agent") under the Revolving Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Revolving Credit Agreement, together with its successors in such capacity.

        "Revolving Credit Facility Debt Cap" means, as of any date, an aggregate principal amount equal to the sum of (a) the aggregate principal amount of Indebtedness permitted to be Incurred under clause (1) of Section 4.09(b) hereof (regardless of the amount actually Incurred) as of such date, plus (b) the principal amount of Indebtedness permitted to be Incurred under clause (14) of Section 4.09 hereof (regardless of the amount actually Incurred) as of such date.

        "Revolving Credit Lien" means a Lien on Collateral granted by a Revolving Credit Loan Document to the Revolving Credit Collateral Agent, at any time, upon any property of the Issuers or any Guarantor to secure Revolving Credit Obligations.

        "Revolving Credit Loan Documents" means the Revolving Credit Agreement, the Security Documents (as defined in the Revolving Credit Agreement) and the other Loan Documents (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Revolving Credit Collateral Agent and lenders from time to time party to the Revolving Credit

Agreement or other agents and lenders or otherwise), in each case in accordance with the provisions of the Intercreditor Agreement.

        "Revolving Credit Obligations" means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents. "Revolving Credit Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an insolvency or liquidation proceeding, accrue) after commencement of an insolvency or liquidation proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

        "S&P" means Standard & Poor's Ratings Group.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Debt" means all Note Lien Debt and all Revolving Credit Obligations.

        "Securities Accounts" means all present and future "securities accounts" (as defined in Article 8 of the UCC), including all monies, "uncertificated securities," and "securities entitlements" (as defined in Article 8 of the UCC) contained therein.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Agreement" means the security agreement dated as of the date hereof, among the Issuers, the Guarantors and The Bank of New York, as collateral agent, as amended or supplemented from time to time.

        "Series of Note Lien Debt" means, severally, the Notes and each other issue or series of Note Lien Debt for which a single transfer register is maintained.

        "Series of Priority Lien Debt" means, with respect to the Note Lien Collateral, each Series of Note Lien Debt and, with respect to the Revolving Credit Collateral, each Series of Revolving Credit Obligations.

        "Series of Secured Debt" means each Series of Note Lien Debt and each Series of Revolving Credit Obligations.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, other than a Subsidiary that is a Significant Subsidiary solely due to clause (3) of such definition, as such Regulation is in effect on the Closing Date.

        "Sponsors" means Apollo Management V, L.P., Apollo Management VI, L.P., NRDC Real Estate Advisors I, LLC, National Realty & Development Corp., NRDC Linens B LLC and Silver Point Capital LP, and their respective Affiliates wholly owned or directly or indirectly managed by any of them.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date (including any sinking fund payment), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 (or other appropriate page if dollars do not appear on such page) on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

        "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

        "Trademark Licenses" means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

        "Trademarks" means, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

        "Transactions" has the meaning set forth in the Offering Memorandum dated February 8, 2006 relating to the Notes.

        "Treasury Rate" means, as determined or obtained by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to January 15, 2008; provided, however, that if the period from the redemption date to January 15, 2008, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means The Bank of New York or its successors under this Indenture.

        "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York, or where the context requires, each other applicable jurisdiction.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of their respective Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of their respective Restricted Subsidiaries.

        The Board of Directors of the applicable Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by such Issuer and its respective Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Issuers. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Issuers as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the applicable Issuer giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuers will be in Default of such covenant. The Board of Directors of the applicable Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuers; provided that such designation will be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.11
"Authentication Order"	2.02
"Change of Control Offer"	4.15
"Change of Control Payment Date"	4.15
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Excess Collateral Proceeds"	4.10(c)
"Excess Proceeds"	4.10(d)
"incur"	4.09
"Legal Defeasance"	8.02
"Offer"	4.10
"Offer Amount"	4.10
"Offer Period"	4.10
"Paying Agent"	2.03
"Permitted Debt"	4.09
"Permitted Payment"	4.07
"Purchase Date"	4.10
"Registrar"	2.03
"Restricted Payment"	4.07
"Successor Company"	5.01
"Successor Guarantor"	11.05

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

        (a)   Unless the context otherwise requires:

    (1)
    a term has the meaning assigned to it;

    (2)
    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (3)
    "or" is not exclusive;

    (4)
    words in the singular include the plural, and in the plural include the singular;

    (5)
    "will" shall be interpreted to express a command;

    (6)
    provisions apply to successive events and transactions; and

    (7)
    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

        (b)   All percentages resulting from the calculation of the Applicable Eurodollar Rate will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% will be rounded to 9.87655%) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent being rounded upwards.

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

        (a)    General.    The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Issuers are subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or Officers of the Issuers executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Issuers). Each Note will be dated the date of its authentication. The Notes will be issued in fully registered form, without coupons, in denominations of $2,000 and any larger integral multiple of $1,000.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Global Notes.    Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made thereon and/or in the records of the Custodian to reflect exchanges and redemptions as herein after provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)    Additional Notes.    The Issuers may issue, from time to time in accordance with the provisions of this Indenture, including without limitation Sections 2.02 and 4.09 hereof, Additional Notes, without consent of the Holders, Additional Notes with identical terms as the Initial Notes other than with respect to: (i) the date of issuance, (ii) the issue price, (iii) the date from which interest shall accrue and the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). With respect to any Additional Notes, the Issuers shall set forth in a resolution of the Board of Directors and an Officers' Certificate, the following information:

    (1)
    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

    (2)
    the issue price, the date of issuance, the date from which interest shall accrue and the amount of interest payable on the first interest payment date; and

    (3)
    whether such Additional Notes shall be Restricted Definitive Notes, Restricted Global Notes, Unrestricted Definitive Notes or Unrestricted Global Notes.

          The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

        (d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03    Registrar and Paying Agent.

        The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

        The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Issuers initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

    (1)
    the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

    (2)
    the Issuers in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

    (3)
    there has occurred and is continuing a Default or Event of Default with respect to the Notes, and the Depositary requests such exchange.

        Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as provided in this Section 2.06(a). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers or any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

    (1)
    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

    (2)
    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar (in each case in form and substance reasonably satisfactory to the Trustee and the Issuers) either:

    (A)
    both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

      (B)
      both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

    (3)
    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

    (A)
    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

    (B)
    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

    (C)
    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

    (4)
    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

    (A)
    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;

    (B)
    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

    (C)
    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

    (D)
    the Registrar receives the following:

              (i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (ii)   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Issuers and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

    (1)
    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof

              (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

              (F)  if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

    (2)
    [Intentionally Omitted]

    (3)
    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, provides in the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

              (D)  the Registrar receives the following:

                (i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (ii)   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Issuers and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

    (4)
    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

        (d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

    (1)
    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

              (F)  if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate

      Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

    (2)
    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

              (D)  the Registrar receives the following:

                (i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                (ii)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Issuers and the Trustee)to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

    (3)
    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication

    Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Issuers duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

    (1)
    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

    (2)
    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;

              (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

              (C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

              (D)  the Registrar receives the following:

                (i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                (ii)   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted

        Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Issuers and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

    (3)
    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes, or the Restricted Definitive Notes, as the case may be, accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement and applicable law.

        Concurrently with the issuance of such Notes, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

        (g)    Legends.    The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

    (1)
    Private Placement Legend.

              (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)

(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUERS, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

              (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

    (2)
    Global Note Legend.    Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee, the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee, the Custodian or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

    (1)
    To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

    (2)
    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

    (3)
    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

    (4)
    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

    (5)
    None of the Registrar or the Issuers will be required:

              (A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

              (B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

              (C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

    (6)
    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

    (7)
    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

    (8)
    All certifications, certificates and opinions of counsel required to be submitted to the Trustee and/or the Issuers pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile unless the Trustee or the Issuers otherwise require.

        The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Notes received for transfer pursuant to Section 2.06). The Issuers shall have the right to require the Trustee to deliver to the Issuers, at the Issuers' expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

        In connection with any transfer of any Note, the Trustee and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of the Issuers holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP Numbers.

        The Issuers in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall us CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

    (1)
    the clause of this Indenture pursuant to which the redemption shall occur;

    (2)
    the expected redemption date;

    (3)
    the principal amount of Notes to be redeemed;

    (4)
    the redemption price;

    (5)
    any conditions precedent to such redemption; and

    (6)
    the CUSIP numbers of such Notes to be redeemed.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair, appropriate and practicable, except:

    (1)
    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

    (2)
    if otherwise required by law.

        In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

        The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or larger integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

        The notice will identify the Notes to be redeemed and will state:

    (1)
    the expected redemption date;

    (2)
    the redemption price;

    (3)
    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

    (4)
    the name and address of the Paying Agent;

    (5)
    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

    (6)
    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

    (7)
    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

    (8)
    any conditions precedent to such redemption;

    (9)
    the CUSIP numbers, if any; and

    (10)
    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 3.07, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers' discretion, the redemption date may be delayed (but may not be delayed more than 60 days beyond the date the Issuers mail the applicable notice of redemption) until such time as any or all such conditions are satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.

        At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the expected redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that Notes called for redemption may be subject to the satisfaction of one or more conditions precedent, as provided in Section 3.07 of this Indenture, and included in the redemption notice mailed to Holders pursuant to Section 3.03 hereof. Such redemption may be extended or delayed, and such redemption may be rescinded, as provided in Section 3.03.

Section 3.05    Deposit of Redemption or Purchase Price.

        By 10:00 a.m. on the redemption date, or any purchase date referred to in Section 4.10(c) or Section 4.15 hereof, as applicable, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

        If a redemption is subject to one or more conditions precedent that have been included in the redemption notice mailed to Holders pursuant to Section 3.03 hereof, and any of such conditions precedent have not been satisfied or waived by the Issuers prior to the close of business on the redemption date given in the notice of redemption mailed to the Holders pursuant to Section 3.03 hereof (as such date may have been extended or delayed as provided in Section 3.03 hereof), or such redemption shall have been rescinded as provided in Section 3.03 hereof, the Trustee or Paying Agent will promptly return to the Issuers money deposited with the Trustee or the Paying Agent by the Issuers to pay the redemption price of, and accrued interest and Additional Interest, if any, on all Notes to be redeemed. If the Trustee returns the redemption price of, and accrued interest and Additional Interest, if any, on all Notes to be redeemed because such condition precedent has not been satisfied, then, within 15 days following the redemption date given in the notice of redemption mailed to Holders (as such date may be have been extended or delayed as provided in Section 3.03 hereof), the Issuers will mail or caused to be mailed, by first class mail, a notice to each Holder whose Notes were to be redeemed at its registered address, stating that (i) such redemption has been rescinded in accordance with Section 3.03 hereof, (ii) any Notes surrendered for redemption by such Holder have been credited to such Holder's account or otherwise returned to such Holder, (iii) such Notes remain issued and outstanding and (iv) interest on the Notes did not cease to accrue and will continue to accrue pursuant to this Indenture, and including such other information as determined by the Issuers, consistent with this Article 3.

        Subject to the final sentence of this paragraph, if the Issuers comply with the provisions of the first paragraph of this Section 3.05, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the first paragraph of this Section 3.05, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. If any Note called for redemption is not so paid upon surrender for redemption on the redemption date because one or more conditions precedent to redemption is not satisfied, interest shall continue to accrue on such Note or the portions thereof called for redemption.

Section 3.06    Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.

        (a)   At any time prior to January 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 100% plus the Applicable Eurodollar Rate then in effect of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of an Equity Offering of the Company or Parent; provided that:

    (1)
    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuers and their respective Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

    (2)
    the redemption occurs within 90 days of the date of the closing of such initial public offering.

        (b)   At any time prior to January 15, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        (c)   On or after January 15, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	102.00%
2009	101.00%
2010 and thereafter	100.00%

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (d)   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes.

        The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds by 10:00 a.m. on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue on such payment for the intervening period. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Issuers will maintain an office or agency designated by it (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of any such designation or rescission of any such designation, and the location and any change in the location, of such office or agency (other than the designation and location specified in the following paragraph). If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03    SEC Reports.

        (a)   Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

    (1)
    all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports; and

    (2)
    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        The availability of the foregoing materials on the SEC's Electronic Data Gathering and Retrieval service or on the Issuers' website shall be deemed to satisfy the Issuers' delivery obligation.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's independent registered public accounting firm. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        Notwithstanding the foregoing, the requirements referred to in clauses (1) and (2) above may be satisfied prior to the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement each as contemplated by the registration rights agreement by filing the exchange offer registration statement and/or Shelf Registration Statement, and any amendments thereto, with the SEC, with such information that satisfies Regulation S-K and Regulation S-X under the Securities Act within the time periods specified in the rules and regulations applicable to each of the reports referred to in clauses (1) and (2) above.

        If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. the Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers' filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        (b)   In addition, the Issuers and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (c)   In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity's level on a consolidated basis and (2) such parent entity of the Company holds no assets other than cash, Cash Equivalents and the Capital Stock of the Company, the information and reports required by this Section 4.03 may be those of such parent company on a consolidated basis.

        Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04    Compliance Certificate.

        (a)   The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

        (b)   So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, within 30 days after the occurrence thereof, specifying such Default or Event of Default, its status and what action the Issuers are taking or proposes to take in respect thereof.

Section 4.05    [Intentionally Omitted]

Section 4.06    Stay, Extension and Usury Laws.

        The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the

Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. Notwithstanding the foregoing, in no event will the interest on the principal amount of the Notes be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.

Section 4.07    Limitation on Restricted Payments.

        (a)   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

    (1)
    declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers or any of their respective Restricted Subsidiaries) or to the direct or indirect holders of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock or preferred stock of Subsidiaries) of the Issuers and other than dividends or distributions payable to the Issuers or a Restricted Subsidiary of the Issuers);

    (2)
    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any direct or indirect parent of the Issuers held by Persons other than the Issuers or their respective Restricted Subsidiaries;

    (3)
    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuers and any of their respective Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

    (4)
    make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

    (1)
    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

    (2)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

    (3)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their respective Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6),

      (7), (8), (9), (10), (11) or (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

      (A)
      50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Issuers' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

      (B)
      100% of the aggregate net cash proceeds and the Fair Market Value of assets received by the Company since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

      (C)
      100% of the aggregate amount received in cash and the Fair Market Value of property and marketable securities received by means of (x) the sale or other disposition (other than to any of the Issuers or their respective Restricted Subsidiaries) of Restricted Investments made by any of the Issuers or their respective Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from any of the Issuers or their respective Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by any of the Issuers or their respective Restricted Subsidiaries or (y) the sale (other than to any of the Issuers or their respective Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent it constituted a Permitted Investment); plus

      (D)
      to the extent that any Unrestricted Subsidiary of the Issuers designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of the Issuers' Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date (other than to the extent it constituted a Permitted Investment); plus

      (E)
      50% of any dividends received by any of the Issuers or their respective Restricted Subsidiaries after the Closing Date from an Unrestricted Subsidiary of the Issuers, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

    (4)
    the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

    (5)
    the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of Section 4.07(a) hereof;

    (6)
    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of any of the Issuers or the Guarantors that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

    (7)
    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

    (8)
    the repurchase, redemption or other acquisition or retirement for value of, or dividends or distributions to any direct or indirect parent of the Issuers to allow any direct or indirect parent of the Issuers to repurchase, redeem or acquire, any Equity Interests of any of the Parent, the Issuers or any intermediate holding company between the Parent and the Issuers held by any current or former officer, director or employee of any of Parent, the Issuers or their respective Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period plus the aggregate net cash proceeds received by the Issuers after the Closing Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer, partner, consultant or employee of Parent, the Issuers or their respective Restricted Subsidiaries (provided that the amount of such net cash proceeds received by the Issuers and utilized pursuant to this clause (5) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of Section 4.07(a) hereof); and provided, further, that amounts available pursuant to this clause (5) during any twelve-month period may be carried forward and utilized in succeeding twelve-month periods);

    (9)
    loans or advances to employees made in the ordinary course of business of any of the Issuers or their respective Restricted Subsidiaries in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

    (10)
    the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

    (11)
    the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of any of the Issuers or their respective Restricted Subsidiaries issued on or after the Closing Date in accordance with the applicable Fixed Charge Coverage Ratio test described in Section 4.09(a);

    (12)
    any Permitted Payments to Parent;

    (13)
    any payments made in connection with the Transactions pursuant to the Acquisition Agreement and any other agreements or documents related to the Transactions and set forth on a schedule provided to the Initial Purchasers on or prior to the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum;

    (14)
    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of any of the Issuers or a Guarantor that is contractually subordinated to the Notes or any Note Guarantee (i) at a purchase price not greater than 101% of the principal amount of such contractually subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the provisions of Section 4.15 hereof or (ii) at a purchase price not greater than 101% of the principal amount thereof in accordance with provisions similar to the provisions of Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer; and

    (15)
    other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Closing Date.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by such Issuer or Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Boards of Directors of the Issuers whose resolution with respect thereto will be delivered to the Trustee. The Boards of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

        For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) above or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Section 4.08    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

        (a)   The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1)
    pay dividends or make any other distributions on its Capital Stock to any of the Issuers or their respective Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of the Issuers or their respective Restricted Subsidiaries;

    (2)
    make loans or advances to any of the Issuers or their respective Restricted Subsidiaries; or

    (3)
    sell, lease or transfer any of its property or assets to any of the Issuers or their respective Restricted Subsidiaries.

        (b)   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1)
    agreements as in effect on the Closing Date (including the Revolving Credit Loan Documents) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in those agreements on the Closing Date;

    (2)
    this Indenture, the Notes, the Note Lien Documents and the Note Guarantees;

    (3)
    applicable law, rule, regulation or order;

    (4)
    any instrument governing Indebtedness or Capital Stock of a Person acquired by any of the Issuers or their respective Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

    (5)
    customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

    (6)
    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

    (7)
    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

    (8)
    Liens, including real estate mortgages, permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

    (9)
    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuers' Boards of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

    (10)
    agreements governing Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that the terms of the agreements (i) are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in the Revolving Credit Agreement or this Indenture on the Closing Date and (ii) do not restrict any Restricted Subsidiaries not so restricted on the Closing Date;

    (11)
    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

    (12)
    encumbrances or restrictions under any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (2), (4), (6) or (8) or in this clause (12), provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the agreements, being amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced.

Section 4.09    Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)   The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of their respective Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (x) the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (y) Linens 'n Things Center, Inc. may incur Indebtedness (including Acquired Debt) or issue preferred stock, and Linens 'n Things Center, Inc.'s Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Linens 'n Things Center, Inc.'s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)   Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1)
    Indebtedness of the Issuers or their respective Restricted Subsidiaries under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (A) $600.0 million and (B) the amount of the Borrowing Base as of the date of such incurrence;

    (2)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Indebtedness existing on the Closing Date;

    (3)
    the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Closing Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

    (4)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing, whether or not incurred at the time of such cost or acquisition, all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of any of the Issuers or their respective Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) that are at any one time outstanding not to exceed the greater of (A) $15.0 million or (B) 1% of Consolidated Net Tangible Assets;

    (5)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5) or (12) of this paragraph;

    (6)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of intercompany Indebtedness between or among any of the Issuers and their respective Restricted Subsidiaries; provided, however, that:

    (A)
    if an Issuer or a Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; and

    (B)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than any of the Issuers or their respective Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not any of the Issuers or their respective Restricted Subsidiaries, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7)
    the issuance by any of the Issuers' Restricted Subsidiaries to any of the Issuers or their respective Restricted Subsidiaries of shares of preferred stock; provided, however, that:

    (A)
    any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than an Issuer or any of their respective Restricted Subsidiaries; and

    (B)
    any sale or other transfer of any such preferred stock to a Person that is not an Issuer or any of their respective Restricted Subsidiaries,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

    (8)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

    (9)
    the Guarantee by an Issuer or any of the Guarantors of Indebtedness of an Issuer or their respective Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

    (10)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds or similar types of obligations in the ordinary course of business;

    (11)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days of being incurred;

    (12)
    Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, any of the Issuers or their respective Restricted Subsidiaries (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by an Issuer or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted

      Subsidiary is acquired by an Issuer, such Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

    (13)
    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and their respective Restricted Subsidiaries in connection with such disposition; and

    (14)
    the incurrence by any of the Issuers or their respective Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $50.0 million.

        (c)   The Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        (d)   For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted, in its sole discretion, to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 4.09(b). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuers as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuers or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

    (1)
    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

    (2)
    the principal amount of the Indebtedness, in the case of any other Indebtedness; and

    (3)
    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

    (a)
    the Fair Market Value of such assets at the date of determination; and

    (b)
    the amount of the Indebtedness of the other Person.

Section 4.10    Limitation on Sales of Assets.

        (a)   The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1)
    such Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

    (2)
    at least 75% of the consideration received in the Asset Sale by such Issuer or Restricted Subsidiary consists of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

    (a)
    any liabilities, as shown on the Issuers' most recent consolidated balance sheet, of such Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases such Issuer or Restricted Subsidiary from further liability;

    (b)
    any securities, notes or other obligations received by such Issuer or Restricted Subsidiary from such transferee that are converted, sold or exchanged by such Issuer or Restricted Subsidiary into cash or Cash Equivalents within 180 days after such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange; and

    (c)
    any stock, property or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Other than with respect to an Asset Sale of Note Lien Collateral, within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

    (1)
    to repay (i) Credit Facilities or (ii) Indebtedness used to finance the acquisition of the assets subject of the Asset Sale incurred within 12 months prior to such Asset Sale and, in the case of each of clauses (i) and (ii), if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

    (2)
    to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuers;

    (3)
    to make a capital expenditure;

    (4)
    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

    (5)
    to enter into a binding written agreement to acquire any stock or assets of the kind referred to in the foregoing clauses (2) or (4) if the acquisition of such stock or assets, as the case may be, is consummated within 180 days of such binding written agreement.

        Pending the final application of any Net Proceeds in accordance with the foregoing, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

        (b)   (1) In the case of an Asset Sale of Note Lien Collateral the Issuers (or the Restricted Subsidiary that owned the sold assets, as the case may be) shall promptly deposit the Net Proceeds of such disposition into a segregated Net Available Cash Account, under the control of the Note Lien Collateral Agent, that includes only proceeds from the disposition of Note Lien Collateral and interest earned thereon (a "Net Available Cash Account") and is free from all other Liens (other than Junior Liens), all on terms and pursuant to arrangements reasonably satisfactory to the Note Lien Collateral Agent in its reasonable determination (which may include, at the Note Lien Collateral Agent's reasonable request, customary officer's certificates and opinions of counsel and shall include release provisions requiring the Note Lien Collateral Agent to release deposits in the Net Available Cash Account as requested to permit the Issuers or their respective Restricted Subsidiaries to apply such Net Proceeds in the manner described below, unless the Note Lien Collateral Agent has received written notice that an Event of Default has occurred and is continuing from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding), and an amount equal to 100% of the Net Proceeds from such disposition is applied by the Issuers (or such Restricted Subsidiary, as the case may be), to the extent the Issuers or such Restricted Subsidiary elects, to reinvest in Additional Assets constituting Note Lien Collateral to be owned by the Issuers or a Guarantor, and the Note Lien Collateral Agent shall promptly be granted a perfected first priority security interest (subject to Permitted Liens) on all such assets as Note Lien Collateral under the Note Lien Security Documents to secure the Notes on terms and pursuant to arrangements reasonably satisfactory to the Note Lien Collateral Agent in its reasonable determination (which may include, at the collateral agent's reasonable request, customary officer's certificates and legal opinions); provided that, notwithstanding the foregoing the Issuers or such Restricted Subsidiary may reinvest such Net Proceeds in Additional Assets that do not constitute Note Lien Collateral in an aggregate amount not to exceed $25.0 million since the Closing Date. Prior to depositing or releasing any proceeds from the Net Available Cash Account, the Trustee and the Note Lien Collateral Agent shall be entitled to receive an Opinion of Counsel and an Officer's Certificate, each stating that all conditions precedent to such release of funds have been complied with, and that such release complies with the Indenture, the Note Lien Security Documents, and the Intercreditor Agreement.

    (2)
    In addition, upon receipt of any Net Proceeds from a Casualty Event with respect to Note Lien Collateral, the Issuers (or the Restricted Subsidiary that owned those assets, as the case may be) shall treat such Net Proceeds as if it were proceeds of a disposition of Note Lien Collateral and apply such proceeds in accordance with Section 4.10(b)(1).

        (c)   Any Net Proceeds from Asset Sales or a Casualty Event with respect to Collateral that are not applied or invested as provided above will constitute "Excess Collateral Proceeds." When the aggregate amount of Excess Collateral Proceeds exceeds $15.0 million, within 10 days thereof, the Issuers will make an offer to purchase ("Collateral Sale Offer") to all Holders of Notes and may make an offer to all holders of other Indebtedness of the Issuers that is Note Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Note Lien Debt that may be purchased out of the Excess Proceeds (provided that in no event shall the Issuers offer to purchase such other Note Lien Debt of the Issuers at a purchase price in excess of 101% of its principal amount, plus accrued and unpaid interest, if any, thereon); provided, however, that to the extent the Excess Collateral Proceeds relate to Asset Sales or a Casualty Event with respect to Revolving Credit Collateral, the Issuers may, prior to making a Collateral Disposition Offer, make a permanent prepayment with respect to the maximum principal amount of indebtedness that is secured by such Collateral on a first-priority basis that may be prepaid out of such Excess Collateral Proceeds (and in the case of a prepayment of revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) at a price not in excess of 101% of its principal amount, plus accrued and unpaid interest to, if any, thereon to the date of prepayment and any amounts applied to make such a prepayment shall not constitute Excess Collateral Proceeds. The offer price of the Notes in any Collateral Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash, and the offer or redemption price for such other Note Lien Debt shall be as set forth in the related documentation governing such Note Lien Debt. If any Excess Proceeds remain after consummation of a Collateral Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Note Lien Debt tendered into such Collateral Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company or such other applicable person shall select such other Note Lien Debt to be purchased on a pro rata basis. Upon completion of each Collateral Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (d)   Any Net Proceeds from Asset Sales other than with respect to Collateral that are not applied or invested as provided above will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 10 days thereof, the Issuers will make an offer to purchase ("Asset Sale Offer") to all Holders of Notes and may make an offer to all holders of other pari passu Indebtedness of the Issuers containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness of the Issuers that may be purchased out of the Excess Proceeds (provided that in no event shall the Issuers offer to purchase such other pari passu Indebtedness of the Issuers at a purchase price in excess of 101% of its principal amount (without premium), plus accrued and unpaid interest and Additional Interest, if any, thereon). The offer price of the Notes in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash, and the offer or redemption price for such other Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company or such other applicable person shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (e)   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11    Limitation on Transactions with Affiliates.

        The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any Issuer (each, an "Affiliate Transaction"), unless:

    (1)
    the Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

    (2)
    the Issuers deliver to the Trustee:

    (a)
    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and either (x) that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, or (y) a copy of an opinion as to the fairness to such Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

    (b)
    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a copy of an opinion as to the fairness to such Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1)
    any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement, severance agreement or any similar arrangement entered into by the Issuers or any of their respective Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Capital Stock of the Issuers (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans, in each case, approved in good faith by the Board of Directors of such Issuer;

    (2)
    transactions between or among the Issuers and/or their respective Restricted Subsidiaries;

    (3)
    transactions with a Person (other than an Unrestricted Subsidiary of an Issuer) that is an Affiliate of such Issuer solely because such Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

    (4)
    payment of reasonable directors' fees, compensation benefits or indemnity to directors;

    (5)
    any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

    (6)
    Restricted Payments that do not violate the provisions of this Indenture described under Section 4.07 or any Permitted Investment;

    (7)
    transactions pursuant to any registration rights agreement with the shareholders of Parent or any direct or indirect parent of the Company, on customary terms;

    (8)
    written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions approved by a majority of the Boards of Directors of the Issuers;

    (9)
    any payments made in connection with the Transactions pursuant to the Acquisition Agreement and any other agreements or documents related to the Transactions and set forth on a schedule provided to the Initial Purchasers on or prior to the closing date of the Transactions (without giving effect to any subsequent amendments, waivers or modifications to such agreements or documents) or as otherwise described in the Offering Memorandum;

    (10)
    (a) payment of annual management fees to the Sponsors in an aggregate amount not to exceed, during any consecutive 12-month period, $2.0 million, (b) the payment of fees to the Sponsors for financial advisory and investment banking services rendered to Parent and its respective Restricted Subsidiaries in connection with acquisitions, securities offerings and other financings and similar significant corporate transactions in customary and reasonable amounts for such transactions, and (c) reimbursement of reasonable out-of-pocket expenses incurred by the Sponsors in connection with the services described in clauses (a) and (b) above;

    (11)
    loans or advances to employees made in the ordinary course of business of any of the Issuers or their respective Restricted Subsidiaries in an aggregate principal amount not to exceed $1.0 million at any one time outstanding; and

    (12)
    any Permitted Payments to Parent.

Section 4.12    Limitation on Liens.

        The Issuers will not and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, provided that the Issuers and their respective Restricted Subsidiaries may incur Liens (in addition to Permitted Liens) securing Indebtedness on property or assets that are not Note Lien Collateral if:

    (1)
    in the case of any Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property or assets that is senior in right of priority to such Liens; and

    (2)
    in the case of all Liens securing other Indebtedness, the Notes are equally and ratably secured by a Lien on such property or assets.

Section 4.13    Business Activities.

        The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14    Corporate Existence.

        Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

    (1)
    its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary; and

    (2)
    the rights (charter and statutory), licenses and franchises of the Issuers and their Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, of the Issuers or any Restricted Subsidiary or (ii) the corporate, partnership or other existence of any Restricted Subsidiary if the maintenance and preservation thereof is in the judgment of the Issuers no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole.

Section 4.15    Offer to Repurchase Upon Change of Control.

        (a)   If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or a larger integral multiple of $1,000) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in this Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        (b)   Within 20 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

    (1)
    that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

    (2)
    the circumstances and relevant facts and financial information regarding such Change of Control;

    (3)
    the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

    (4)
    that any Note not tendered will continue to accrue interest;

    (5)
    that, unless the Company defaults in the payment of a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) in respect of any Notes or portions of Notes properly tendered, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

    (6)
    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

    (7)
    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

    (8)
    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or larger integral multiple of $1,000;

    (9)
    such other instructions determined by the Company, consistent with this Section 4.15 and this Indenture, that a Holder must follow in order to have its Notes purchased; and

    (10)
    if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

        (c)   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

        (d)   On the Change of Control payment date, the Issuers will, to the extent lawful:

    (1)
    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

    (2)
    deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered; and

    (3)
    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer's certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

        The paying agent will promptly mail or wire to each Holder of Notes properly tendered the Change of Control payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (e)   The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

        (f)    Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price.

Section 4.16    [Intentionally Omitted]

Section 4.17    Payments for Consent.

        The Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holder of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18    Additional Note Guarantees.

        If after the date of the indenture, any Subsidiary of an Issuer issues a Guarantee of any of the Indebtedness under the Revolving Credit Agreement, other than solely Indebtedness under the Revolving Credit Agreement with respect to which only one or more of the Canadian Subsidiaries of the Issuers is a borrower, then that Subsidiary will become a Guarantor and execute a supplemental indenture in the form set forth in this Indenture and deliver an Opinion of Counsel within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Section 4.19    Further Assurances; Insurance.

        (a)   Each of the Issuers and the Guarantors will do or cause to be done all acts necessary to, or that the Note Lien Collateral Agent from time to time may reasonably request to, assure and confirm that the Note Lien Collateral Agent holds, for the benefit of the holders of Note Lien Obligations, duly created and enforceable and (except with respect to Excluded Assets) perfected Note Liens upon the Collateral (other than such Collateral in which a Security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction and including any property or (other than Excluded Assets) assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Note Lien Documents.

        (b)   The Issuers and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions that are necessary to (or that the Note Lien Collateral Agent may reasonably request), to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by, and with the Lien priority and perfection required under, the Note Lien Documents for the benefit of the holders of Note Lien Obligations.

        (c)   Each of the Issuers and the Guarantors will:

    (1)
    keep their properties insured at all times by financially sound and reputable insurers in such amounts and against such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies in the same or similar business and, in any event, insuring the Collateral against loss by fire, explosion or theft or other risks as may be required by the Note Lien Security Documents;

    (2)
    maintain such other insurance as may be required by law; and

    (3)
    maintain title insurance on real property Collateral to the extent required by the Note Lien Security Documents.

        (d)   Each of each of the Issuers and the Guarantors will furnish to the Note Lien Collateral Agent all information reasonably requested by it as to their property and liability insurance carriers; provided that the Note Lien Collateral Agent shall have no obligation or responsibility to monitor such insurance carriers. Each of each of the Issuers and the Guarantors will provide that the Note Lien Collateral Agent, on behalf of holders of Note Lien Debt, be named as an additional insured and/or loss payee in respect of casualty insurance for Note Lien Collateral property. Any payments received by the Note Lien Collateral Agent in its capacity as additional insured and/or loss payee in respect of such insurance will be deposited by it into the Net Available Cash Account and may be applied by the Issuers and their Restricted Subsidiaries in accordance Section 4.10(a)(4) hereof (subject to the terms of the Intercreditor Agreement).

        (e)   Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent either (a) executed Deposit Account Control

Agreements (as defined in the Note Lien Security Documents) with respect to all accounts at each depository bank listed on Schedule 9.04 to the Revolving Credit Agreement or (b) an Officers' Certificate stating that each of the Issuers and the Guarantors no longer maintain any accounts at a depository bank listed on Schedule 9.04 to the Revolving Credit Agreement.

        (f)    Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent executed Securities Account Control Agreements (as defined in the Security Agreement) with respect to each of the financial institutions listed on Schedule 6.04(b) to the Credit Agreement.

        (g)   Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent executed Armored Car Control Agreements (as defined in the Security Agreement) with respect to all of the agreements listed on Schedule 17 to the Perfection Certificate (as such term is defined in the Security Agreement).

        (h)   Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent executed Credit Card Processing Control Agreements (as defined in the Security Agreement) with respect to each of the following credit card processors:

    (1)
    Chase Merchant Services;

    (2)
    American Express;

    (3)
    Novus Services; and

    (4)
    GE Money Bank.

        (i)    Within one (1) year following the Closing Date, each of the Issuers and the Guarantors shall either (a) comply with the definition of "Note Lien Collateral" with respect to each Mortgaged Property listed below or (b) an Officers' Certificate stating that each of the Issuers and the Guarantors have sold such Mortgaged Property:

    (1)
    Mortgaged Property located in Colorado Springs, Colorado;

    (2)
    Mortgaged Property located in Greensboro, North Carolina;

    (3)
    Mortgaged Property located in Newport News, Virginia; and

    (4)
    Mortgaged Property located in College Station, Texas.

        (j)    Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent evidence of marine cargo insurance in form and substance customary to transactions of this nature.

        (k)   Within forty-five (45) days following the Closing date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent executed amendments to the operating agreements of each of the Issuers and the Guarantors listed below to clarify the rights of pledgees with respect to the membership interests of such Guarantors:

    (1)
    Vendor Finance, LLC[;][and]

    (2)
    LNT Merchandising Company LLC[.][;

    (3)
    LNT Leasing II, LLC;

    (4)
    LNT Leasing III, LLC; and

    (5)
    Citadel LNT, LLC].

        (l)    Within forty-five (45) days following the Closing Date, each of the Issuers and the Guarantors shall deliver to the Note Lien Collateral Agent a file-stamped UCC termination statement effective to terminate the lien and encumbrance evidenced by UCC financing statement #2186574-9 filed with the New Jersey Department of Treasury on September 17, 2003.

        (m)  With respect to any of the covenants contained in clauses (e), (f), (g), (h), (j), (k) and (l) of this Section 4.19, the obligations of the Issuers and Guarantors thereunder will be waived, or the time periods for compliance will be extended, to the extent that the Revolving Collateral Agent shall have waived such obligations or extended such time periods, so long as the Note Lien Collateral Agent has been provided with a copy of such waiver or extension, as the case may be.

ARTICLE 5
SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of Assets.

        Neither of the Issuers will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of it and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

    (1)
    either: (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

    (2)
    the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture, the registration rights agreement and the Note Lien Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

    (3)
    immediately after such transaction, no Default or Event of Default exists;

    (4)
    such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the applicable Fixed Charge Coverage Ratio test of such Issuer set forth in Section 4.09(a) of this Indenture or (B) the applicable Fixed Charge Coverage Ratio of such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) would be greater than the applicable Fixed Charge Coverage Ratio of such Issuer immediately prior to such transaction;

    (5)
    each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person's obligations in respect of this Indenture and the Notes and its obligations under the registration rights agreement shall continue to be in effect, if applicable; and

    (6)
    such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation or merger or sale, assignment, transfer, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture and the Note Lien Security Documents and that all relevant conditions precedent in this Indenture and the Note Lien Security Documents shall have been satisfied.

        Notwithstanding the foregoing, any Issuer may merge with or into, or convey, transfer or lease all or substantially all its assets to, an Affiliate incorporated solely for the purpose of reincorporating or reforming such Issuer in another jurisdiction, and any Issuer may merge with or into, or convey, transfer or lease all or substantially all of its assets to, the other Issuer or a Restricted Subsidiary so long as all assets of such Issuer immediately prior to such transaction are owned by the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, conveyance or other disposition has been made immediately after the consummation thereof and clause (2) above has been complied with.

        In addition, the Issuers will not, directly or indirectly, lease all or substantially all of their properties and assets and the property and assets of their Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Section 5.02    Successor Corporation Substituted.

        In the event of any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers and their respective Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor, as the case may be, and such Issuer or Guarantor, as the case may be, would be discharged from all obligations and covenants under this Indenture and the Notes or its Note Guarantee, as the case may be, and the registration rights agreement (if applicable). Notwithstanding Section 5.01 hereof, this Section 5.02 shall apply to the Transactions as if the Transactions are subject to, and comply with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Default.

        Each of the following is an "Event of Default":

    (1)
    default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

    (2)
    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

    (3)
    failure by the Issuers or any of their respective Restricted Subsidiaries to comply with Section 4.10, Section 4.15 or Section 5.01;

    (4)
    failure by the Issuers or any of their respective Restricted Subsidiaries for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements described Section 4.07 or Section 4.09;

    (5)
    failure by the Issuers or any of their respective Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

    (6)
    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their respective Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, if that default:

    (a)
    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

    (7)
    failure by the Issuers or any of their respective Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (8)
    except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

    (9)
    any of the Issuers or any or their respective Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Code:

    (i)
    commences a voluntary case,

    (ii)
    consents to the entry of an order for relief against it in an involuntary case,

    (iii)
    consents to the appointment of a custodian of it or for all or substantially all of its property,

    (iv)
    makes a general assignment for the benefit of its creditors, or

    (v)
    generally is not paying its debts as they become due;

    (10)
    a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

    (i)
    is for relief against any of the Issuers or any or their respective Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

    (ii)
    appoints a custodian of any of the Issuers or any or their respective Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of any of the Issuers or any or their respective Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

      (iii)
      orders the liquidation of any of the Issuers or any or their respective Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days;

    (11)
    the occurrence of any of the following:

    (a)
    except as permitted by this Indenture, any Note Lien Security Document is held to be unenforceable or invalid in any respect by a court of competent jurisdiction (and such holding remains unstayed for a period of 30 days) or otherwise ceases for any reason to be fully enforceable for a period of 30 days after notice thereof is delivered to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding; provided that it will not be an Event of Default under this clause (10)(a) if the sole result of the failure of one or more of any such Note Lien Security Documents to be fully enforceable is that (x) any Note Lien purported to be granted thereunder purports to encumber Collateral that has been released in accordance with the terms of this Indenture and the Note Lien Security Documents or (y) any Note Lien purported to be granted thereunder on Collateral having, individually or in the aggregate, a Fair Market Value not more than $20.0 million, ceases to be an enforceable and perfected Priority Lien (in the case of Note Lien Collateral, subject only to certain Permitted Liens) or Junior Lien (in the case of Revolving Credit Collateral, subject only to Revolving Credit Liens and certain Permitted Liens), as and to the extent required by the applicable Note Lien Security Documents;

    (b)
    any Note Lien purported to be granted under any Note Lien Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $20.0 million ceases to be an enforceable and perfected Priority Lien (in the case of Note Lien Collateral, subject only to certain Permitted Liens) or Junior Lien (in the case of Revolving Credit Collateral, subject only to Revolving Credit Liens and certain Permitted Liens), as and to the extent required by the applicable Note Lien Security Documents, for a period of 30 days after notice thereof is delivered to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding; or

    (c)
    any Issuer or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of any Issuer or Guarantor set forth in or arising under any Note Lien Security Document, except to the extent of any Note Lien purported to be granted thereunder which purports to encumber Collateral that has been released in accordance with the terms of this Indenture and the Note Lien Security Documents.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (4) will not constitute an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the default and the Issuer or the relevant Restricted Subsidiary, as applicable, does not cure such default within the time specified in clause (4) hereof after receipt of such notice.

Section 6.02    Acceleration.

        If an Event of Default (other than an Event of Default pursuant to Section 6.01(9) or Section 6.01(10)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuers may declare the principal of and accrued but unpaid interest and Additional Interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest and Additional Interest, if any, will be due and payable immediately. If an Event of Default pursuant to Section 6.01(9) or Section 6.01(10) with respect to any of the Issuers, any Restricted Subsidiary of the Issuers that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary occurs, the principal of and interest and Additional Interest, if any, on all the Notes will become immediately due and payable without any further action or notice on the part of the Trustee or any Holders.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of Notes or that would involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder of a note may pursue any remedy with respect to this Indenture or the Notes unless:

    (1)
    such Holder has previously given the Trustee notice that an Event of Default is continuing;

    (2)
    Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

    (3)
    such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4)
    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

    (5)
    Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        First:    to the Trustee and the Collateral Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

        Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

        Third:    to the Issuers or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

    (1)
    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

    (2)
    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (1)
    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

    (2)
    the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (3)
    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 and 7.02 in their entirety.

        (e)   No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   The Trustee agrees to accept and act upon facsimile transmission of written instructions or directions pursuant to this Indenture.

Section 7.02    Rights of Trustee.

        (a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it (unless other evidence be herein specifically prescribed) may require an Officer's Certificate. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

        (d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

        (f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

        (g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of any such inquiry or investigation;

        (h)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        (i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities under the Note Lien Security Documents, including the capacity of Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

        (j)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

        (k)   In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under any of the Note Lien Security Documents arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any, on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

Section 7.06    Reports by Trustee to Holders of the Notes.

        (a)   Within 60 days after each May 15 beginning with the May 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

        (b)   A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)   The Issuers, jointly and severally, will pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under all of the Note Lien Security Documents. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with any provision of this Indenture or any of the Note Lien Security Documents, except any such disbursement, advance or expense as may be attributable to its negligence or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's and Collateral Agent's agents and counsel.

        (b)   The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of its duties under this Indenture or under any of the Note Lien Security Documents, including the reasonable costs and expenses of enforcing this Indenture (and the Note Lien Security Documents) against the Issuers and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder or under any of the Note Lien Security Documents, except to the extent any such loss, liability or expense may be attributable to their negligent action, negligent failure to act, willful misconduct or bad faith of the Trustee or Collateral Agent. The Trustee or the Collateral Agent will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder or under any of the Note Lien Security Documents. The Issuers or such Guarantor will defend the claim and the Trustee or the Collateral Agent will cooperate in the defense. The Trustee or the Collateral Agent may have separate counsel of one law firm and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent.

        (c)   The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the termination of the Note Lien Security Documents.

        (d)   To secure the Issuers' and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim will survive the satisfaction and discharge of this Indenture.

        (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

        (f)    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   The Trustee may resign at any time and be discharged from the trust hereby created upon 30 days' written notice to the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

    (1)
    the Trustee fails to comply with Section 7.10 hereof;

    (2)
    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

    (3)
    a custodian or public officer takes charge of the Trustee or its property; or

    (4)
    the Trustee becomes incapable of acting.

        (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

        (d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11    Preferential Collection of Claims Against Issuers.

        The Trustee shall comply with the provisions of TIA §311.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Issuers may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

    (1)
    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

    (2)
    the Issuers' obligations with respect to such Notes under Article II and Section 4.02 hereof;

    (3)
    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

    (4)
    this Article 8.

        Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18 and 4.19 hereof and clauses (3), (4) and (5) of Section 5.01 hereof and clause (1) of Section 11.05 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3), (4) and (5) hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

    (1)
    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

    (2)
    in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3)
    in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4)
    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

    (5)
    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of their respective Subsidiaries is a party or by which the Company or any of their respective Subsidiaries is bound;

    (6)
    the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

    (7)
    the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to the Issuers.

        Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees, to:

    (1)
    cure any ambiguity, omission, defect or inconsistency;

    (2)
    provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

    (3)
    provide for the assumption by a successor of the Issuers' or a Guarantor's obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale, conveyance, transfer or lease of all or substantially all of the Issuers' or such Guarantor's assets, as applicable;

    (4)
    make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

    (5)
    comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

    (6)
    conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Memorandum to the extent that such provision in that "Description of Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

    (7)
    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

    (8)
    to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to add a Lien on additional Collateral to secure the Notes or the Guarantees; or

    (9)
    make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Note Lien Security Documents, including adding any additional assets as Collateral, or any release of Collateral in accordance with this Indenture or any of the Note Lien Security Documents.

        Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 13.04 and 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). In addition, any amendment to, or waiver of, the provisions of this Indenture or any Note Lien Security Document that has the effect of releasing one or more of the Guarantors from its Note Guarantee or of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 13.04 and 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver under this Section 9.02 may (with respect to any Notes held by a non-consenting Holder):

    (1)
    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2)
    reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Sections 4.10 and 4.15 hereof);

    (3)
    reduce the rate of or change the time for payment of interest, including default interest, on any Note;

    (4)
    waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

    (5)
    make any Note payable in money other than that stated in the Note;

    (6)
    make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

    (7)
    waive a redemption payment with respect to any note (other than a payment required by Sections 4.10 or 4.15 hereof);

    (8)
    release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

    (9)
    make any change to the provisions of this Article 9.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not thereafter revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of the Issuers approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01    Collateral and Note Lien Security Documents.

        The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Note Lien Security Documents (subject to the terms of the Intercreditor Agreement). The Bank of New York is initially appointed to act as the Note Lien Collateral Agent. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Lien Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, modified or waived from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee and the Note Lien Collateral Agent to enter into the Note Lien Security Documents to which they are a party, bind the Holders to the terms set forth in such Note Lien Security Documents and to perform and observe their respective obligations and exercise their respective rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Note Lien Security Documents limits, qualifies or conflicts with a provision of the TIA that is required to be a part of and govern this Indenture, such TIA provision shall control. The Issuers will deliver to the Trustee copies of all documents delivered to the Note Lien Collateral Agent pursuant to the Note Lien Security Documents and will comply with the provisions of Section 4.19 hereof. The relative rights of the holders of Note Liens and the holders of Revolving Credit Liens with respect to the Collateral are governed by, and subject to the terms and conditions of, the Intercreditor Agreement. The Note Lien Security Documents may be amended, supplemented or modified in accordance with the terms thereof.

        All of the rights, protections and privileges granted to the Trustee hereunder shall inure to the benefit of the Note Lien Collateral Agent acting under this Indenture and under all of the Note Lien Security Documents. Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Note Lien Collateral Agent shall have a duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Neither the Trustee nor the Note Lien Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Note Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee. Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

        Neither the Trustee nor the Note Lien Collateral Agent shall have a duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States. At any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee and/or the Note Lien Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more persons to act as a co-trustee or co-Collateral Agent, or separate trustee or separate collateral agent, and to vest in such person such powers, duties, obligations, rights and trusts as the Trustee and/or the Note Lien Collateral Agent may consider necessary or desirable. No co-trustee or separate trustee or co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 and no notice to Noteholders of the appointment of any co-trustee or separate trustee or co-collateral agent or separate collateral agent shall be required. Every separate trustee and co-trustee or separate collateral agent or co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

    (i)
    all rights, powers, duties and obligations conferred or imposed upon the Trustee and/or the Note Lien Collateral Agent shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (or by the Note Lien Collateral Agent and such separate collateral agent or co-collateral agent), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee and/or the Note Lien Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee or separate collateral agent or co-collateral agent;

    (ii)
    no trustee or collateral agent hereunder shall be personally liable by reason of any act or omission of any other trustee or collateral agent hereunder or under any Note Lien Security Document;

    (iii)
    any notice, request or other writing given to the Trustee or the Note Lien Collateral Agent shall be deemed to have been given to each of the then separate trustees and co-trustees (or separate collateral agent or co-collateral agent), as effectively as if given to each of them.

Section 10.02    Equal and Ratable Sharing of Collateral by Holders of Note Lien Debt.

        Notwithstanding (1) anything to the contrary contained in the Note Lien Security Documents; (2) the time of incurrence of any Series of Note Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Note Lien Debt; (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (5) the time of taking possession or control over any Collateral, (6) that any Note Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien or (7) the rules for determining priority under any law governing relative priorities of Liens:

              (A)  all Note Liens at any time granted by the Issuers or any Guarantor will secure, equally and ratably, all present and future Note Lien Obligations; and

              (B)  all Proceeds of all Note Liens at any time granted by the Issuers or any Guarantor will be allocated and distributed equally and ratably on account of the Note Lien Debt and other Note Lien Obligations.

        This Section 10.02 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Note Lien Obligations, each present and future Note Lien Representative and the Note Lien Collateral Agent as holder of Note Liens. The Note Lien Representative of each future Series of Note Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Note Lien Collateral Agent and the Trustee at the time of incurrence of such Series of Note Lien Debt.

Section 10.03    Recording; Certificates and Opinions.

        (a)   The Issuers will furnish to the Trustee the opinions required by TIA §314(b). The Issuers will furnish to the Trustee the annual opinion required by TIA §314(b)(2) beginning November 1, 2006.

        (b)   To the extent applicable, the Issuers will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the Note Lien Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuers will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel (which may be internal counsel), that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

        (c)   If, in connection with any release of Collateral pursuant to this Indenture, the Issuers request that the Trustee and Note Lien Collateral Agent confirm such release or provide any release or termination statement with respect to such release, the Issuers will furnish to the Trustee and to the Note Lien Collateral Agent (i) any certificate or opinion required by TIA §314(d) as set forth in Section 10.03(b) hereof and (ii) an Opinion of Counsel to the effect that (A) the documents furnished pursuant to TIA §314(d) satisfy the requirements of TIA §314(d) or that no such documents are required by TIA §314(d) in connection with such release, and (B) all conditions precedent to the release of Collateral in the Indenture, the Note Lien Security Documents and the Intercreditor Agreement have been complied with, and such release complies with the foregoing requirements. Upon receipt of the foregoing, the Trustee and the Note Lien Collateral Agent will provide such requested confirmation or release or termination statement. The Trustee and the Note Lien Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with this Section 10.03 the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.04    Freedom to Deal.

        So long as the Note Lien Collateral Agent has not exercised its rights with respect to Collateral upon the occurrence and during the continuance of an Event of Default, the Issuers and the Guarantors will have the right, as against the Note Lien Collateral Agent, the Note Lien Representatives, the Holders and any holders of other Note Lien Obligations:

    (1)
    to remain in possession and retain exclusive control of the Collateral; to conduct ordinary course activities with respect to the Collateral; to acquire, manufacture, process and sell Inventory and collect Receivables and expend the proceeds thereof; to operate, alter or repair the Collateral; and to collect, invest and dispose of any income therefrom; and

    (2)
    to sell or otherwise dispose of any property subject to the Note Liens, subject to the restrictions and obligations set forth in Sections 4.10, 5.01 and 11.05 hereof.

Section 10.05    Enforcement of Note Liens.

        Upon the occurrence and during the continuance of an Event of Default, the Trustee may pursue any available remedy, including directing the Note Lien Collateral Agent to enforce the Note Liens securing the Notes, subject to the provisions of the Intercreditor Agreement and to Section 7.01 and 7.02 hereof; and the Trustee will be subject to such instructions as may be given to it by the Holders of a majority in outstanding principal amount of the Notes to direct (and in its sole discretion and without the consent of the Holders may direct) on behalf of the Holders as the Note Lien Debt Representative with respect to the Notes, the Note Lien Collateral Agent to take all actions it deems necessary in order to:

    (1)
    foreclose upon or otherwise enforce any or all of the Note Liens;

    (2)
    enforce any of the terms of the Note Lien Security Documents; or

    (3)
    collect and receive payment of any and all of the Note Lien Obligations.

Section 10.06    Relative Rights.

        Nothing in the Note Lien Documents will:

    (1)
    impair, as between the Issuers and the Holders, the obligation of the Issuers to pay principal of, premium and interest and Additional Interest, if any, on the Notes in accordance with their terms or any other Obligation of the Issuers or any Guarantor

    (2)
    affect the relative rights of Holders as against any other creditors of the Issuers or any Guarantor (other than holders of Revolving Credit Liens, certain Permitted Liens or other Note Liens);

    (3)
    restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by Sections 2.3 and 2.5 of the Intercreditor Agreement);

    (4)
    restrict or prevent any Holder or any holder of other Note Lien Obligations, the Note Lien Collateral Agent or any Note Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Sections 2.3 and 2.5 of the Intercreditor Agreement; or

    (5)
    restrict or prevent any Holder or any holder of other Note Lien Obligations, the Note Lien Collateral Agent or any Note Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by Sections 2.3 and 2.5 of the Intercreditor Agreement.

Section 10.07    Authorization of Receipt of Funds by the Trustee Under the Note Lien Security Documents.

        The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Note Lien Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08    Release of Liens in Respect of Notes.

        The Note Liens upon the Collateral will be released and no longer secure the Notes outstanding under this Indenture or any other Note Lien Obligations, and the right of the Holders or any holder of other Note Lien Obligations to the benefits and proceeds of the Note Liens on the Collateral will terminate and be discharged:

    (1)
    upon satisfaction and discharge of this Indenture pursuant to Article 12 hereof;

    (2)
    upon Legal Defeasance or Covenant Defeasance;

    (3)
    upon payment in full of all Notes outstanding under this Indenture and all outstanding Note Lien Obligations due and payable under this Indenture at the time the Notes are paid in full and discharged;

    (4)
    in whole or in part, with the consent of the Holders of a majority in aggregate principal amount of the Notes in accordance with Section 9.02 hereof;

    (5)
    upon the taking of Collateral by eminent domain, condemnation or in similar circumstances;

    (6)
    in the case of Note Liens on Collateral owned by any Guarantor, upon the release of the Note Guarantee of such Guarantor in accordance with Section 11.06 hereof;

    (7)
    as to any Collateral that is sold, transferred or otherwise disposed of by the Issuers or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuers or a Restricted Subsidiary of the Issuers (i) in a transaction or other circumstance that is not prohibited by Section 4.10 hereof, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of or (ii) in connection with the enforcement of a Permitted Lien so long as the Lien attaches to the Proceeds of such enforcement action; provided that the Liens on the Collateral will not be released pursuant to clause (i) of this provision if the sale or disposition is subject to Section 5.01 or Section 11.05 hereof;

    (8)
    as to any Collateral owned by a Guarantor all of the Capital Stock of which is being sold, transferred or otherwise disposed of, to a Person that is not (either immediately before or after giving effect to such transaction) the Issuers or a Restricted Subsidiary in a transaction that is not prohibited by Section 4.10 hereof, at the time of such sale, transfer or other disposition;

    (9)
    as to any Revolving Credit Collateral securing Revolving Credit Obligations upon any release of such Collateral pursuant to the terms of the Revolving Credit Loan Documents; or

    (10)
    upon release of Collateral as provided in the Intercreditor Agreement.

        Any release of Collateral made in accordance with the provisions of this Section 10.08 or any Note Lien Security Document will be deemed not to impair the Liens in the Collateral not so released under this Indenture and the Note Lien Security Documents in contravention of the provisions hereof.

Section 10.09    Intercreditor Agreement; Lien Sharing.

        For the enforceable benefit of all holders of each existing and future Series of Revolving Credit Obligations and each existing and future Revolving Credit Collateral Agent, each Holder of a Note, by its acceptance thereof:

    (1)
    agrees that all Note Lien Obligations will be and are secured equally and ratably by all Note Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of the Notes and the related Guarantees thereof by the Guarantors, whether or not upon property otherwise constituting collateral for the Notes and the related Guarantees thereof by the Guarantors, and that all such Note Liens will be enforceable by the Note Lien Collateral Agent for the benefit of all holders of Note Lien Obligations equally and ratably;

    (2)
    agrees that the holders of Obligations in respect of the Notes and the related Guarantees thereof by the Guarantors are bound by the provisions of the Intercreditor Agreement, including the provisions therein relating to the ranking of Note Liens; and

    (3)
    consents to and directs the Note Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Note Lien Security Documents.

Section 10.10    Sufficiency of Release.

        All purchasers and grantees of any Collateral purporting to be released will be entitled to rely upon any release executed by the Note Lien Collateral Agent or the Trustee as sufficient for the purpose of this Indenture and the Note Lien Security Documents and as constituting a good and valid release of the Collateral therein described from the Lien of this Indenture and the Note Lien Security Documents.

ARTICLE 11
NOTE GUARANTEES

Section 11.01    Guarantee.

        (a)   Subject to this Article 11, each of the Guarantors hereby, as primary obligor and not merely as surety, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

    (1)
    the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other monetary obligations of the Issuers to the Holders or the Trustee hereunder whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, or thereunder will be punctually paid in full, all in accordance with the terms hereof and thereof; and

    (2)
    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be punctually paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        Each Guarantor, pursuant to its Note Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.

        (b)   The Guarantors hereby agree that (to the fullest extent permitted by law) their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant (except as otherwise provided in Section 11.06 hereof) that this Note Guarantee will not be discharged except by complete performance of the monetary obligations contained in the Notes and this Indenture.

        (c)   If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

        (d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from the Issuers any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02    [Intentionally Omitted]

Section 11.03    Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or fraudulent conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 11.01(d), are knowingly made in contemplation of such benefits.

Section 11.04    Delivery of Note Guarantee.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture or any supplemental indenture on behalf of the Guarantors. Neither the Issuers nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

        The Issuers shall cause each Restricted Subsidiary that is required to become a Guarantor pursuant to Section 4.18, and each Subsidiary of the Issuers that the Issuers cause to become a Guarantor pursuant to Section 4.18, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Note Guarantee on substantially the terms set forth in this Article 11.

Section 11.05    Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in this Section 11.05 and Section 11.06, the Issuers will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

    (1)
    the resulting, surviving or transferee Person (the "Successor Guarantor") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume, this Indenture, the registration rights agreement (if applicable) and the Note Lien Security Documents pursuant to agreements reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Note Guarantee and the registration rights agreement (if applicable), respectively; and

    (2)
    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing.

    Notwithstanding the foregoing, and except as set forth in Articles 4 and 5 hereof:

      (a)
      any Guarantor may consolidate with, merge into or transfer all or substantially all of its assets to the Issuers or any Restricted Subsidiary so long as such Restricted Subsidiary becomes a Guarantor and any Restricted Subsidiary other than a Guarantor may consolidate with, merge into or transfer all or substantially all of its assets to the Issuers or any other Restricted Subsidiary;

      (b)
      any Guarantor may merge with or into, or convey, transfer or lease all or substantially all its assets to, an Affiliate incorporated solely for the purpose of reincorporating or reforming such Guarantor in another jurisdiction; and

      (c)
      any Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets so long as the transactions comply with the release provisions set forth Section 11.06.

        In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the successor Person, by such supplemental indenture, of such Note Guarantee, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        The Issuers may permit any Guarantor to consolidate or merge, or convey, transfer or lease all or substantially all of the assets of such Guarantor if such transaction would result in the release of the Note Guarantee of such Guarantor pursuant to Section 11.06 hereof.

Section 11.06    Releases.

        The Note Guarantee of a Guarantor will be released:

    (1)
    in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) any of the Issuers or their respective Restricted Subsidiaries, if the sale or other disposition complies with the provisions of Section 4.10 hereof;

    (2)
    in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) any of the Issuers or their respective Restricted Subsidiaries, if the sale or other disposition complies with the provisions of Section 4.10 hereof;

    (3)
    if the Issuers designate any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

    (4)
    upon legal defeasance of the Notes in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee; and

    (5)
    with the consent of Holders of a majority in aggregate principal amount of Notes then outstanding in accordance with Article 9 hereof.

        Upon any such occurrence specified in this Section 11.06, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

    (1)
    either:

    (a)
    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

    (b)
    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

    (2)
    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

    (3)
    the Issuers or any Guarantor has paid or caused to be paid all sums then payable by it under this Indenture; and

    (4)
    the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02    Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 12.03    Repayment to Company.

        Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

ARTICLE 13
MISCELLANEOUS

Section 13.01    Trust Indenture Act Controls.

        If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

Section 13.02    Notices.

        Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

    If to the Issuers and/or any Guarantor:

    6 Brighton Road
    Clifton, New Jersey 07015
    Facsimile No.: (973) 815-2990
    Attention: Chief Financial Officer

    With a copy to:
    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, New York 10178
    Facsimile No.: (212) 309-6001
    Attention: Robert G. Robison

    If to the Trustee:
    The Bank of New York
    101 Barclay Street, 8W
    New York New York 10286
    Facsimile No.: (212) 815-5707
    Attention: Corporate Trust Administration

        The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

    (1)
    an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

    (2)
    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

    (1)
    a statement that the Person making such certificate or opinion has read such covenant or condition;

    (2)
    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (3)
    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (4)
    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or the Note Lien Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08    Governing Law.

        THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 13.09    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10    Successors.

        All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11    Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14    Waiver of Jury Trial.

        THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

[Signatures on following page]

SIGNATURES

Dated as of February 14, 2006

LINENS 'N THINGS, INC.
By:	Name: Title:
LINENS 'N THINGS CENTER, INC.
By:	Name: Title:
LINENS HOLDING CO.
By:	Name: Title:
BLOOMINGTON, MN., L.T., INC.
By:	Name: Title:
VENDOR FINANCE, LLC
By:	Name: Title:
LNT, INC.
By:	Name: Title:

LNT SERVICES, INC.
By:	Name: Title:
LNT LEASING II, INC.
By:	Name: Title:
LNT WEST, INC.
By:	Name: Title:
LNT VIRGINIA LLC
By:	Name: Title:
LNT MERCHANDISING COMPANY LLC
By:	Name: Title:
LNT LEASING III, LLC
By:	Name: Title:
CITADEL LNT, LLC
By:	Name: Title:
THE BANK OF NEW YORK, as Trustee
By:	Name: Title:

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP/CINS
Senior Secured Floating Rate Notes due 2014
No.	$

LINENS 'N THINGS, INC.

AND

LINENS 'N THINGS CENTER, INC.

promises to pay to              or registered assigns,

the principal sum of                                                             DOLLARS on January 15, 2014.

Interest Payment Dates: January 15, April 15, July 15 and October 15

Record Dates: January 1, April 1, July 1 and October 1

Dated:

LINENS 'N THINGS, INC.
By:
Name:
Title:
LINENS 'N THINGS CENTER, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee
By:	Authorized Signatory

[Back of Note]
Senior Secured Floating Rate Notes due 2014

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)   INTEREST. Linens 'n Things, Inc., a Delaware corporation and Linens 'n Things Center, Inc., a California corporation (together, the "Issuers") promise to pay interest on the principal amount of this Note at a rate equal to the Applicable Eurodollar Rate (as defined in the Indenture) in effect from time to time per annum from [                        , 20    ] until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. Notwithstanding the foregoing, in no event will the interest on the principal amount of this Note be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application. The Issuers will pay interest and Additional Interest, if any, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [April 15, 2006](1) [                        , 20    ](2). The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(1)
Include only for Notes issued on the Closing Date.

(2)
For any Additional Notes, insert the Interest Payment Date immediately preceding the date of issuance of such Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

          (2)   METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1, April 1, July 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose, provided that payment by wire transfer of immediately available funds will be made with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent, provided, further, that the Issuers reserve the right to pay interest and Additional Interest, if any, by check mailed directly to the Holders at their addresses set forth in the register of Holders maintained by the Registrar. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)   PAYING AGENT, REGISTRAR AND NOTE LIEN COLLATERAL AGENT. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent, Registrar and Note Lien Collateral Agent. The Issuers may change any Paying Agent, Registrar or Note Lien

  Collateral Agent without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

          (4)   INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 14, 2006 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

          (5)   OPTIONAL REDEMPTION.

            (a)   Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to January 15, 2008. On or after January 15, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	102.00%
2009	101.00%
2010 and thereafter	100.00%

        Any such redemption and notice thereof may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

            (b)   Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to January 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 100% plus the Applicable Eurodollar Rate then in effect of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of an Equity Offering of the Company or Parent; provided that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Issuers and their respective Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such initial public offering.

        In addition, at any time prior to January 15, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (6)   MANDATORY REDEMPTION.

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)   REPURCHASE AT THE OPTION OF HOLDER.

            (a)   Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or a larger integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), as and to the extent provided in the Indenture. Within 20 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee as required by the Indenture.

            (b)   Under the circumstances provided in Section 4.10 of the Indenture, the Issuers will be required to purchase Notes tendered pursuant to an offer by the Issuers to the Holders for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date) in accordance with the procedures set forth in the Indenture and subject to the provisions of Section 4.10 of the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

          (8)   NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9)   DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form, without coupons, in denominations of $2,000 and larger integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), provide for the assumption of the Issuers' or a Guarantor's obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale, conveyance, transfer or lease of all or substantially all of the Issuers' or such Guarantor's assets, as applicable, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Memorandum, to the extent that such provision in that Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of the Indenture, to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to add a Lien on additional Collateral to secure the Notes or the Guarantees, or make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Note Lien Security Documents, including adding any additional assets as Collateral, or any release of Collateral in accordance with the Indenture or any of the Note Lien Security Documents.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, a Note; (ii) a default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, any Note; (iii) the failure by the Issuers or any of their respective Restricted Subsidiaries to comply with Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) the failure by the Issuers or any of their respective Restricted Subsidiaries for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements described Sections 4.07 or 4.09 of the Indenture; (v) the failure by the Issuers or any of their respective Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their respective Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (v) certain events of bankruptcy or insolvency with respect to the Issuers or a Significant Subsidiary; (vi) certain judgments for the payment of money aggregating in excess of $10.0 million that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (viii) the occurrence of any of the following: (A) except as permitted by the Indenture, any Note Lien Security Document is held in to be unenforceable or invalid by a court of competent jurisdiction or otherwise ceases for any reason to be fully enforceable for a period of 30 days after notice thereof is delivered to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding (subject to certain exceptions specified in the Indenture), (B) any Note Lien purported to be granted under any Note Lien Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $20.0 million ceases to be an enforceable and perfected Priority Lien or Junior Lien, as and to the extent required by the applicable Note Lien Security Documents, for a period of 30 days after notice thereof is delivered to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding; or (C) the Issuers or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuers or any Guarantor set forth in or arising under any Note Lien Security Document, except to the extent of any Note Lien purported to be granted thereunder which purports to encumber Collateral that has been released in accordance with the terms of the Indenture and the Note Lien Security Documents. However, a default under clause (iii) above will not constitute an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the default and the Issuers or the relevant Guarantor, as applicable, does not cure such default within the time specified in clause (iii) above after receipt of such notice. If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

          (13) Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Additional Interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (14) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

          (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (18) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of February 14, 2006, among Linens 'n Things, Inc., a Delaware corporation, Linens 'n Things Center, a California corporation, the Guarantors party thereto and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").](3)

(3)
Include for any Note other than an Exchange Note.

          (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (20) GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey 07015
Attention: Chief Financial Officer

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee's legal name)
(Insert assignee's soc. sec. or tax I.D. no.)
(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                                                          to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

Section 4.10	—Section 4.15

        If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*
This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Linens 'n Things, Inc.
Linens 'n Things Center, Inc.
6 Brighton Road
Clifton, New Jersey 07015

The Bank of New York
[                        ]
[                        ]

        Re: Senior Secured Floating Rate Notes due 2014

        Reference is hereby made to the Indenture, dated as of February 14, 2006 among Linens 'n Things, Inc., a Delaware corporation (the "Company"), Linens 'n Things Center, Inc. (together with the Company, the "Issuers"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        2.     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        3.     Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b)   such Transfer is being effected to the Issuers or a subsidiary thereof;

or

          (c)   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d)   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Issuers and the Trustee) provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

        4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

  (a)
  a beneficial interest in the:

  (i)
  144A Global Note (CUSIP                        ), or

  (ii)
  Regulation S Global Note (CUSIP                        ), or

  (iii)
  IAI Global Note (CUSIP                        ); or

  (b)
  a Restricted Definitive Note.

2.
After the Transfer the Transferee will hold:

[CHECK ONE]

  (a)
  a beneficial interest in the:

  (i)
  144A Global Note (CUSIP                        ), or

  (ii)
  Regulation S Global Note (CUSIP                        ), or

  (iii)
  IAI Global Note (CUSIP                        ); or

  (iv)
  Unrestricted Global Note (CUSIP                        ); or

  (b)
  a Restricted Definitive Note; or

  (c)
  an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Linens 'n Things, Inc.
Linens 'n Things Center, Inc.
6 Brighton Road
Clifton, New Jersey 07015

The Bank of New York
[                        ]
[                        ]

  Re:
  Senior Secured Floating Rate Notes due 2014

        Reference is hereby made to the Indenture, dated as of February 14, 2006 among Linens 'n Things, Inc., a Delaware corporation (the "Company"), Linens 'n Things Center, Inc. (together with the Company, the "Issuers"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                             , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                  in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such

  Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
	By:	Name: Title:
Dated:

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Linens 'n Things, Inc.
Linens 'n Things Center, Inc.
6 Brighton Road
Clifton, New Jersey 07015

The Bank of New York
[                        ]
[                        ]

  Re:
  Senior Secured Floating Rate Notes due 2014

        Reference is hereby made to the Indenture, dated as of February 14, 2006 among Linens 'n Things, Inc., a Delaware corporation (the "Company"), Linens 'n Things Center, Inc. (together with the Company, the "Issuers"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                  aggregate principal amount of:

          (a)   a beneficial interest in a Global Note, or

          (b)   a Definitive Note,

        we confirm that:

        1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Issuers and the Trustee) to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
	By:	Name: Title:
Dated:

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                        , 200    , among                        (the "New Guarantor"), Linens 'n Things, Inc. (or its permitted successor), a Delaware corporation (the "Company"), Linens 'n Things Center, Inc. (or its permitted successor), a California corporation (together with the Company, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Issuers and other Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 14, 2006 providing for the issuance of Senior Secured Floating Rate Notes due 2014 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.     Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.     Agreement to Guarantee.    The NEW GUARANTOR hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 11 thereof.

          3.     No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Company or any New Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4.     GOVERNING LAW.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.     Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6.     Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

          7.     The Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuers.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NEW GUARANTOR]
By:	Name: Title:
[LINENS 'N THINGS, INC.]
By:	Name: Title:
[LINENS 'N THINGS CENTER, INC.]
By:	Name: Title:
[EXISTING GUARANTORS]
By:	Name: Title:
THE BANK OF NEW YORK, as Trustee
By:	Authorized Signatory

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INDENTURE Dated as of February 14, 2006
TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION AND PREPAYMENT
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSORS
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10 COLLATERAL AND SECURITY
ARTICLE 11 NOTE GUARANTEES
ARTICLE 12 SATISFACTION AND DISCHARGE
ARTICLE 13 MISCELLANEOUS